 Filed pursuant to Rule 424(b)(4)

Registration Number 333-262285

2,145,000 Shares

Common Stock

Expion360 Inc.

This is an initial public offering of shares of Expion360 Inc. We are offering 2,145,000 shares of our common stock, par value $0.001 per share.

Prior to this offering, there has been no public market for our securities. The initial public offering price for our common stock is $7.00 per share. Our common stock has been approved for listing on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XPON”.

We intend to use the proceeds from this offering for sales and marketing expenses, research and development expenses, purchases of capital equipment, repayment of indebtedness, working capital and general corporate purposes. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Total
Initial public offering price	$7.00	$15,015,000
Underwriting discounts and commissions (1)	$0.56	$1,201,200
Proceeds, before expenses, to us	$6.44	$13,813,800

(1)	See “Underwriting” beginning on page 64 this prospectus for additional information regarding underwriting compensation.

We have also granted the underwriters an option for a period of 45 days to purchase up to 321,750 additional shares on the same terms and conditions set forth above

The underwriters expect to deliver the shares against payment in New York, New York on April 5, 2022.

Paulson Investment Company LLC	Alexander Capital, LP

The date of this prospectus is March 31, 2022

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriters, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “Expion360” “we,” “our,” or “us” in this prospectus mean Expion360 Inc.;

●	all references to the “offering” refer to the offering contemplated by the IPO Prospectus;

●	“year” or “fiscal year” mean the Company’s fiscal year ending December 31; the Company’s current reporting period started on January 1, 2022, and ends on December 31, 2022 (“fiscal 2022”); prior reporting periods referenced in this prospectus include the fiscal year ended December 31, 2021 (“fiscal 2021”) and 2020 (“fiscal 2020”); and

●	all dollar or $ references when used in this prospectus refer to United States dollars.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal Company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications, articles, and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions, or the negative of these terms or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

Summary of Risk Factors

●	We operate in an extremely competitive industry and are subject to pricing pressures.

●	We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

●	Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

●	Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

●	If we fail to expand our sales and distribution channels, our business could suffer.

●	Our ability to expand into international markets is uncertain.

●	Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product delivery difficulties could interfere with our distribution plans and reduce our revenue.

●	The uncertainty in global economic conditions could negatively affect the Company’s operating results.

●	Government reviews, inquiries, investigations, and actions could harm our business or reputation.

●	Our operating results could be adversely affected by changes in the cost and availability of raw materials.

●	Increases in costs, disruption of supply, or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

●	We could face potential product liability claims relating to products we assemble, manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

●	Our operations expose us to litigation, tax, environmental and other legal compliance risks.

●	Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

●	Quality problems with our products could harm our reputation and erode our competitive position.

●	We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

●	Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

●	Our management team has limited experience managing a public company.

●	We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our securities discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under this section and “Risk Factors”, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Overview

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for recreational vehicles (“RV’s”) and marine applications with plans to expand into home energy storage products and industrial applications. We design, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy storage, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is manufactured for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Our Market Opportunity

The trend of vehicle electrification is expected to be a significant growth catalyst for lithium compounds over the next decade and beyond. According to a recent report from Allied Market Research Group, the global electric vehicle market was valued at $162.34 billion in 2019, and is projected to reach $802.81 billion by 2027, a CAGR of 22.6%. The North American electric vehicle market was projected to reach $194.20 billion by 2027, a CAGR of 27.5%.

Furthermore, the North American recreational vehicle (RV) market was estimated at roughly $26.7 billion in 2020, and is expected to grow at a 5% CAGR, approaching $35.7 billion by 2026 according to Mordor Intelligence. There are almost 400 national chain RV dealers in the United States according to Mordor Intelligence, further exemplifying the robust market for these vehicles. In addition, according to Mordor Intelligence, the global recreational boating market was valued at $26.0 billion in 2020, and is projected to reach $35.0 billion by 2026, growing at a CAGR of 5.1% from 2020 to 2026.

At the intersection of both these trends lies the rapidly expanding lithium battery market. The market for lithium-ion batteries is expected to grow at 12.3% CAGR between 2021 and 2030, from roughly $41.1 billion to $116.6 billion according to a report by Markets and Markets. The vast expansion of the lithium battery market can be attributed to global trends promoting clean energy, as well as the compact and flexible nature of lithium battery packs which make them easy to install in RV’s and boats. Our technology, which we believe offers industry leading battery pack flexibility for the most efficient energy storage, is poised to be able to offer power to these large vehicles such as RV’s and recreational boats.

Expion360 is focused on expanding its position in the deep cycle, off-grid and stationary energy storage markets. We believe that our products and vision align perfectly with the Biden Administration’s “National Blueprint for Lithium Batteries.”

The Biden Administration has laid out a bold agenda to address the climate crisis and build a clean and equitable energy economy that achieves carbon-pollution-free electricity by 2035 and puts the United States on a path to achieve net-zero emissions, economy-wide. We believe this government support will continue to drive rapid growth in the industry.

Lithium-based batteries power our daily lives, from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy. The U.S. has a strong research community, a robust innovation infrastructure for technological advancement of batteries, and an emerging lithium-based battery manufacturing industry, according to the US Department of Energy.

It is our desire to work closely with federal, state and local governments, as well as private industry to help America be the leader in lithium battery technology.

Competitive Strengths

We believe the following strengths differentiate Expion360 and create long-term sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have always been the standard in RV and marine transportation vehicles. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium-iron phosphate, and therefore, are expected to have a lifespan of approximately 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022. This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the previous founder and owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

Expion360 is owned and managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders owned over 59% equity in the company immediately prior to the offering, signaling a strong commitment and personal investment in the company.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. We are currently planning to launch the e360 Home Energy Storage system in 2024, providing customers a cost-effective and flexible energy storage system. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use, what we believe is, a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationship with Camping World, the largest RV retailer with sales representing around 25% of all new RV’s sold nationwide, as well as Electric World, Patrick Distribution, and NTP-STAG, a leading distributor of aftermarket RV parts.

Looking forward, Expion360 has a chance to further expand revenue in the first half of 2022. We have planned sales relationships with Meyer Distributing and Land ‘n Sea, which have combined annual revenues approaching $200 million. We also plan to begin sales relationships with Lewis Marine Supply, Northern Wholesale Supply, and Lorenz and Jones, which are large wholesalers of RV and boat parts, in 2022.

Recent Developments

In November 2021, the Company entered into two new facility leases that became effective in January 2022 and February 2022. The Company recognized additional lease liability of 2,348,508, representing the present value of the lease payments discounted using effective interest rates between 8.07% and 8.86%, and a corresponding right-of-use asset of $2,348,508.

Company and Other Information

Expion360 Inc. was initially organized as a limited liability company under the name Yozamp Products Company, LLC in the State of Oregon on June 16, 2016, and converted to a Nevada corporation under its current name pursuant to articles of conversion dated as of November 16, 2021. Our principal executive offices are located at 2025 SW Deerhound Avenue, Redmond, OR 97756. Our main telephone number is (541) 797-6714. Our corporate website address is: www.expion360.com The information contained on, or that can be accessed through, our website is not a part of this prospectus and should not be relied upon with respect to this offering.

Expion360, the Expion360 logo and any other current or future trademarks, service marks and trade names appearing in this prospectus are the property of Expion360. Other trademarks and trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

This Prospectus Summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included elsewhere in this prospectus. You should also consider, among other things, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case appearing elsewhere in this prospectus.

Nasdaq Listing and Symbol

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, we have elected to take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	the requirement that we provide only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	an exemption from the requirement that we hold a non-binding advisory vote on executive compensation or golden parachute arrangements; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of this offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these exemptions. We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold securities.

THE OFFERING

Shares to be offered by us	2,145,000 shares of common stock.

Common Stock outstanding before this offering (1)	4,300,000 shares

Common Stock outstanding after this offering (1) (2)	6,445,000 shares

Over-allotment option of common stock offered by us	321,750 shares of common stock at a price of $7.00 less the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

Use of proceeds	Sales and marketing expenses, research and development expenses, purchases of capital equipment, repayment of indebtedness, working capital and general corporate purposes. Indebtedness to be repaid consists of (i) working capital loans with principal balances of $400,000 and $150,000 and interest rates of 10% and 15% per annum, respectively, (ii) a note payable with a principal balance of $100,000, and interest rate of 10% per annum which matured December 31, 2021 (we are currently paying penalty interest due to the maturity, which penalty interest is equal to one-percent additional monthly interest on the past due balance, increasing by one percent for each month beyond the maturity date and (iii) senior secured notes with an aggregate principal balance of $1,600,000 and interest rates of 15% per annum, and all related accrued interest, including a minimum of one year interest on the senior secured notes totaling $240,000. The maturity date of the senior secured notes is the earlier of (i) May 15, 2023, (ii) the closing a Qualified Subsequent Equity Financing and (iii) the closing of a Change of Control.

Nasdaq Ticker Symbol	Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 6, together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

(1)	Does not include (i) outstanding options to purchase 30,000 shares of our common stock issued to an individual; (ii) outstanding warrants to purchase 710,431 shares of our common stock issued to various individuals, of which warrants to purchase 559,431 shares have an exercise price of $3.32 per share and warrants to purchase 151,000 shares have an exercise price of $2.90 per share; (ii) shares of our Common Stock underlying the underwriters’ over-allotment option; and (iii) warrants to purchase up to 128,700 shares of our common stock issuable to the underwriters in connection with this offering at a price of 130% of the IPO price.

(2)	The number of shares of common stock outstanding after this offering, as set forth in the table above, is based on 4,300,000 shares of our common stock outstanding as of December 31, 2021, which excludes, as of that date, options to purchase 30,000 shares of our common stock issued to an individual and warrants to purchase 710,431 shares of our common stock issued to various individuals.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully consider the risks described below and the risks and uncertainties described in this prospectus and the other information set forth or incorporated by reference in this prospectus. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. See also the information contained under the heading “Cautionary Note Regarding Forward Looking Statements” above.

Risks Related to Our Business

We operate in an extremely competitive industry and are subject to pricing pressures.

We compete with a number of major international manufacturers, assemblers and distributors, as well as a large number of smaller, regional competitors. We anticipate continued competitive pricing pressure as foreign producers are able to employ labor at significantly lower costs than producers in the U.S. expand their export capacity and increase their marketing presence in our major Americas markets. Several of our competitors have strong technical, marketing, sales, manufacturing, distribution and other resources, as well as significant name recognition, established positions in the market and long-standing relationships with OEMs and other customers. Our ability to maintain and improve our operating margins has depended, and continues to depend, on our ability to control and reduce our costs. We cannot assure you that we will be able to continue to control our operating expenses, to raise or maintain our prices or increase our unit volume, in order to maintain or improve our operating results.

We have a history of losses. As our costs increase, we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have experienced net losses in each period since inception. We generated net losses of $4,720,858 and $876,480 for the years ended December 31, 2021 and 2020, respectively.

Part of our business strategy is to focus on our long-term growth. As a result, our profitability may be lower in the near-term than it would be if our strategy were to maximize short-term profitability. Significant expenditures on sales and marketing efforts, expanding our platform, products, features, and functionality, and expanding our research and development, each of which we intend to continue to invest in, may not ultimately grow our business or cause long-term profitability. If we are ultimately unable to achieve profitability at the level anticipated by industry or financial analysts and our stockholders, our stock price may decline.

Our efforts to grow our business may be costlier than we expect, or our revenue growth rate may be slower than we expect, and we may not be able to increase our revenue enough to offset the increase in operating expenses resulting from these investments. If we are unable to continue to grow our revenue, the value of our business and Class A common stock may significantly decrease.

Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

Our audited financial statements as of and for the years ended December 31, 2021 and 2020 were prepared on the assumption that we would continue as a going concern. There is a substantial doubt about our ability to continue as a going concern over the next twelve months and our independent auditors have included a “going concern” explanatory paragraph in their report on our financial statements as of and for the years ended December 31, 2021 and 2020. If our operating results fail to improve, then our financial condition could render us unable to continue as a going concern.

We have substantial customer concentration, with a limited number of customers accounting for a substantial portion of our sales in 2021 and 2020.

We currently derive a significant portion of our revenues from a limited number of customers. During the year ended December 31, 2021, sales to one customer totaled $488,860 and comprised approximately 11% of our total sales. There were no accounts receivable from this customer as of December 31, 2021, however, amounts due from three other customers totaling $324,844, $229,068, and $104,405, respectively, represented approximately 85% of our total accounts receivable at December 31, 2021. During the year ended December 31, 2020, sales to four customers individually totaled $273,102, $250,142, $221,726, and $186,897, and, in the aggregate, totaled $931,867 comprising approximately 57% of our total sales. Amounts due from these customers totaling $45,004, $28,333, $48,390, and $33,906, respectively, represented approximately 69% of total accounts receivable as of December 31, 2020. There are inherent risks whenever a large percentage of total revenues are concentrated with a limited number of customers. It is not possible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for the products and services of these customers.  If any of these customers experience declining or delayed sales due to market, economic or competitive conditions, we could be pressured to reduce the prices we charge for our products which could have an adverse effect on our margins and financial position and could negatively affect our revenues and results of operations and/or trading price of our common stock.  Furthermore, there is inherent risk associated with accounts receivable concentration as a deterioration in the financial condition of a limited number of account debtors, or any other factor which affects their ability or willingness to pay could in turn have a material adverse effect on our financial condition.

We may not be able to successfully manage our growth.

We have been continuously expanding our operations since our founding in 2016. As we continue to grow, we must continue to improve our managerial, technical and operational knowledge and allocation of resources, and to implement an effective management information system. To effectively manage our expanded operations, we need to continue to recruit and train managerial, accounting, internal audit, engineering, assembly and manufacturing, technical, sales and other staff to satisfy our development requirements and there are currently significant labor shortages in the market. In order to fund our ongoing operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, we will be required to manage relationships with a greater number of customers, suppliers, contractors, service providers, lenders and other third parties. We will need to further strengthen our internal control and compliance functions to ensure that we are able to comply with our legal and contractual obligations and to reduce our operational and compliance risks. We cannot assure you that we will not experience issues such as capital constraints, construction delays, operational difficulties at new locations, or difficulties in expanding our existing business and operations and in recruiting and training an increasing number of personnel to manage and operate the expanded business. Our expansion plans may also adversely affect our existing operations and thereby have a material adverse effect on our business, prospects, financial condition and results of operations.

Our results of operations may be negatively impacted by public health epidemics or outbreaks, including the novel coronavirus (“COVID-19”).

Public health epidemics or outbreaks could adversely impact our business. In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China, infections have been reported globally and causing disruption to many economies. The extent to which the coronavirus continues to impact our operations will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, as well as the distribution and effectiveness of COVID-19 vaccines, among others. In particular, the continued spread of the coronavirus globally could adversely impact our operations, including among others, our manufacturing and supply chain, sales and marketing and could have an adverse impact on our business and our financial results.

Additionally, countries may impose prolonged quarantines and travel restrictions, which may significantly impact the ability of our employees to get to their places of work to produce products, may make it such that we are unable to obtain sufficient components or raw materials and component parts on a timely basis, or at a cost-effective price, or may significantly hamper our products from moving through the supply chain.

Our global operations expose us to risks associated with public health crises and epidemics/pandemics, such as COVID-19. We rely on our production facilities, as well as third-party suppliers and manufacturers, in the United States the People’s Republic of China (“PRC”), and other countries significantly impacted by COVID-19. This outbreak has resulted in the extended shutdown of certain businesses in many of these countries, which has resulted and may continue to result in disruptions or delays to our supply chain. Any disruption in these businesses will likely impact our sales and operating results. COVID-19 has had, and may continue to have, an adverse impact on our operations, supply chains and distribution systems and increase our expenses, including as a result of impacts associated with preventive and precautionary measures that we, other businesses and governments are taking. Due to these impacts and measures, we have experienced, and may continue to experience, significant and unpredictable reductions in demand for certain of our products. The degree and duration of disruptions to business activity are unknown at this time. The rapid spread of a contagious illness such as a novel coronavirus, or fear of such an event, can have a material adverse effect on the demand for our products and services and therefore have a material adverse effect on our business and results of operations.

A widespread health crisis could adversely affect the global economy, resulting in an economic downturn that could impact demand for our products. The future impact of the outbreak is highly uncertain and cannot be predicted and there is no assurance that the outbreak will not have a material adverse impact on our business, financial condition and results of operations. The extent of the impact will depend on future developments, including actions taken to contain COVID-19, and if these impacts persist or exacerbate over an extended period of time.

If we fail to expand our sales and distribution channels, our business could suffer.

If we are unable to expand our sales and distribution channels, we may not be able to increase revenue or achieve market acceptance of our products. We have recently expanded our direct sales force and plan to recruit additional sales personnel. New sales personnel will require training and take time to achieve full productivity, and there is strong competition for qualified sales personnel in our business. In addition, we believe that our future success is dependent upon establishing successful relationships with a variety of distribution partners. To date, we have entered into agreements with only a small number of these distribution partners. We cannot be certain that we will be able to reach agreement with additional distribution partners on a timely basis or at all, or that these distribution partners will devote adequate resources to selling our products. Furthermore, if our distribution partners fail to adequately market or support our products, the reputation of our products in the market may suffer. In addition, we will need to manage potential conflicts between our direct sales force and third-party reselling efforts.

Our ability to expand into international markets is uncertain.

We intend to expand our operations into international markets. In addition to general risks associated with international expansion, such as foreign currency fluctuations and political and economic instability, we face the following risks and uncertainties any of which could prevent us from selling our products in a particular country or harm our business operations once we have established operations in that country:

●	the difficulties and costs of localizing products for foreign markets;

●	the need to modify our products to comply with local requirements in each country; and

●	our lack of a direct sales presence in other countries, our need to establish relationships with distribution partners to sell our products in these markets and our reliance on the capabilities and performance of these distribution partners.

If we are unable to expand into international markets in the manner expected, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Nearly all of our raw materials enter the United States through a limited number of ports and we rely on third parties to store and ship some of our inventory; labor unrest at these ports or other product deliver difficulties could interfere with our distribution plans and reduce our revenue.

We currently rely exclusively on foreign manufacturers to manufacture the lithium-ion batteries used as raw materials in our products, as well as certain other of our raw materials. We may suffer delays in receiving raw materials due to work stoppages, strikes or lockouts or other bottlenecks at the ports through which our raw materials are shipped. Likewise, we rely on trucking carriers to deliver products from the port of arrival to our distribution facilities and from our distribution facilities to our customers. Additionally, in some cases, third parties sort, store and direct-ship products to our customers. Labor unrest or other disruptions could result in product shortages and delays in distributing our products to retailers, which could materially and adversely affect our business, financial condition, results of operations and prospects.

The uncertainty in global economic conditions could negatively affect the Company’s operating results.

Our operating results are directly affected by the general global economic conditions of the industries in which our major customer groups operate. Our business segments are highly dependent on the economic and market conditions in each of the geographic areas in which we operate. Our products are heavily dependent on the end markets that we serve and our operating results will vary by location, depending on the economic environment in these markets. Sales of our RV and marine power products, for example, depend significantly on demand for new electric products for RV’s and marine applications, which, in turn, depends on end-user demand for RVs and boats. The uncertainty in global economic conditions varies by geographic location, and can result in substantial volatility in global credit markets, particularly in the United States, where we service the vast majority of our debt. These conditions affect our business by reducing prices that our customers may be able or willing to pay for our products or by reducing the demand for our products, which could, in turn, negatively impact our sales and earnings generation and result in a material adverse effect on our business, cash flow, results of operations and financial position.

Government reviews, inquiries, investigations, and actions could harm our business or reputation.

As we operate in various locations around the world, our operations in certain countries are subject to significant governmental scrutiny and may be adversely impacted by the results of such scrutiny. The regulatory environment with regard to our business is evolving, and officials often exercise broad discretion in deciding how to interpret and apply applicable regulations. From time to time, we receive formal and informal inquiries from various government regulatory authorities, as well as self-regulatory organizations, about our business and compliance with local laws, regulations or standards. Any determination that our operations or activities, or the activities of our employees, are not in compliance with existing laws, regulations or standards could result in the imposition of substantial fines, interruptions of business, loss of supplier, vendor, customer or other third-party relationships, termination of necessary licenses and permits, or similar results, all of which could potentially harm our business and/or reputation. Even if an inquiry does not result in these types of determinations, regulatory authorities could cause us to incur substantial costs or require us to change our business practices in a manner materially adverse to our business, and it potentially could create negative publicity which could harm our business and/or reputation.

Our operating results could be adversely affected by changes in the cost and availability of raw materials.

Lithium-ion batteries are our most significant raw material and are used along with significant amounts of plastics, steel, copper and other materials in our assembly and manufacturing processes. We estimate that raw material costs account for over half of our cost of goods sold. The costs of these raw materials, particularly lithium-ion batteries, are volatile and beyond our control. Additionally, availability of the raw materials used to manufacture our products may be limited at times resulting in higher prices and/or the need to find alternative suppliers. Furthermore, the cost of raw materials may also be influenced by transportation costs. Volatile raw material costs can significantly affect our operating results and make period-to-period comparisons extremely difficult. We cannot assure you that we will be able to either hedge the costs or secure the availability of our raw material requirements at a reasonable level or, even with respect to our agreements that adjust pricing to a market-based index for lithium, pass on to our customers the increased costs of our raw materials without affecting demand or that limited availability of materials will not impact our production capabilities. Our inability to raise the price of our products in response to increases in prices of raw materials or to maintain a proper supply of raw materials could have an adverse effect on our revenue, operating profit, and net income.

Increases in costs, disruption of supply or shortage of any of our battery components, such as electronic and mechanical parts, or raw materials used in the production of such parts could harm our business.

From time to time, we may experience increases in the cost or a sustained interruption in the supply or shortage of our components. For example, a global shortage and component supply disruptions of electronic battery components is currently being reported, and the full impact to us is yet unknown. Other examples of shortages and component supply disruptions could include the supply of electronic components and raw materials (such as resins and other raw metal materials) that go into the production of our components. Any such cost increase or supply interruption could materially and negatively impact our business, prospects, financial condition and operating results. The prices for our components fluctuate depending on market conditions and global demand and could adversely affect our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for battery cells. These risks include, but are not limited to:

•	supply shortages caused by the inability or unwillingness of our suppliers and their competitors to build or operate component production facilities to supply the numbers of battery components required to support the rapid growth of the electric RV and marine component vehicle industry and other industries in which we operate as demand for such components increases;

•	disruption in the supply of electronic circuits due to quality issues or insufficient raw materials;

•	a decrease in the number of manufacturers of battery components; and

•	an increase in the cost of raw materials.

We are dependent on the continued supply of battery components for our products. We have, to date, fully qualified only a very limited number of such suppliers and have limited flexibility in changing suppliers, though we are actively engaged in activities to qualify additional suppliers. Any disruption in the supply of battery components could temporarily disrupt production of our products until a different supplier is fully qualified. The cost of our battery products depends in part upon the prices and availability of raw materials such as lithium, nickel, cobalt, and/or other metals. The prices for these materials fluctuate and their available supply may be unstable, depending on market conditions and global demand for these materials, including as a result of increased global production of electric vehicles and energy storage products. Furthermore, fluctuations or shortages in petroleum and other economic conditions may cause us to experience significant increases in freight charges. Any reduced availability of these raw materials or substantial increases in the prices for such materials may increase the cost of our components and consequently, the cost of our products. There can be no assurance that we will be able to recoup increasing costs of our components by increasing prices, which in turn could damage our brand, business, prospects, financial condition and operating results.

We could face potential product liability claims relating to products we assemble or manufacture or distribute which could result in significant costs and liabilities, which would reduce our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage. We are also exposed to potential liability and product performance warranty risks that are inherent in the design, assemble, manufacture and sale of our products. In the event that any of our products prove to be defective, we may be required to recall or redesign such products, which would result in significant unexpected costs. Any insurance we maintain may not be available on terms acceptable to us or such coverage may not be adequate for liabilities actually incurred. Further, any claim or product recall could result in adverse publicity against us, which could adversely affect our sales or increase our costs.

Our operations expose us to litigation, tax, environmental and other legal compliance risks.

We are subject to a variety of litigation, tax, environmental, health and safety and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, health and safety liabilities, environmental matters and compliance with competition laws and laws governing improper business practices. We could be charged with wrongdoing as a result of such matters. If convicted or found liable, we could be subject to significant fines, penalties, repayments or other damages (in certain cases, treble damages). In the area of taxes, changes in tax laws and regulations, as well as changes in related interpretations and other tax guidance could materially impact our tax receivables and liabilities and our deferred tax assets and tax liabilities. We plan to manufacture lithium-ion batteries in the future which involves processing, storing, disposing of and otherwise moving large amounts of hazardous materials. As a result, we will be subject to extensive and changing environmental, health and safety laws, and regulations governing, among other things: the generation, handling, storage, use, transportation and disposal of hazardous materials; remediation of polluted ground or water; emissions or discharges of hazardous materials into the ground, air or water; and the health and safety of our employees. Our ongoing compliance with environmental, health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue production and require us to install additional pollution control equipment and make other capital improvements. In addition, private parties, including employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our products.

Certain environmental laws assess liability on owners or operators of real property for the cost of investigation, removal or remediation of hazardous substances at their current or former properties or at properties at which they have disposed of hazardous substances. These laws may also assess costs to repair damage to natural resources. We may be responsible for remediating damage to our properties caused by former owners by our existing operations or by our future operations.

Changes in environmental and climate laws or regulations could lead to new or additional investment in production designs and could increase environmental compliance expenditures. For example, the United States Environmental Protection Agency has promulgated regulations applicable to projects involving greenhouse gas emissions above a certain threshold, and the United States and certain states within the United States have enacted, or are considering, limitations on greenhouse gas emissions.

Changes in climate change concerns, or in the regulation of such concerns, including greenhouse gas emissions, could subject us to additional costs and restrictions, including increased energy and raw materials costs. Additionally, we cannot assure you that we have been or at all times will be in compliance with environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits, or that we will not be exposed to material environmental, health or safety litigation. Also, the U.S. Foreign Corrupt Practices Act (“FCPA”) and similar worldwide anti-bribery laws in non-U.S. jurisdictions generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. The FCPA applies to companies, individual directors, officers, employees and agents. Under the FCPA, U.S. companies may be held liable for actions taken by strategic or local partners or representatives. The FCPA also imposes accounting standards and requirements on publicly traded U.S. corporations and their foreign affiliates, which are intended to prevent the diversion of corporate funds to the payment of bribes and other improper payments. Our policies mandate compliance with these antibribery laws. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and internal control policies, these measures may not always prevent reckless or criminal acts by our employees or agents as we expand our operations from the U.S. domestically to abroad. As a result, we could be subject to criminal and civil penalties, disgorgement, further changes or enhancements to our procedures, policies and controls, personnel changes or other remedial actions. Violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction and result in a material adverse effect on our competitive position, results of operations, cash flows or financial condition.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies have been introduced over the past several years. For certain important and growing markets, such as aerospace and defense, lithium-based battery technologies have a large and growing market share. Our ability to achieve significant and sustained penetration of key developing markets, including the RV and marine markets, will depend upon our success in developing or acquiring these and other technologies, either independently, through joint ventures, or through acquisitions. If we fail to develop or acquire, assemble and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our portfolio of primarily lithium-ion products will remain competitive with products based on new technologies.

We may not be able to adequately protect our proprietary intellectual property and technology.

We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Certain of these technologies, especially battery case construction, are important to our business and are not protected by patents. Despite our efforts to protect our proprietary intellectual property and technology and other confidential information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property and proprietary technologies. If we are unable to protect our intellectual property and technology, we may lose any technological advantage we currently enjoy and may be required to take an impairment charge with respect to the carrying value of such intellectual property or goodwill established in connection with the acquisition thereof. In either case, our operating results and net income may be adversely affected.

Quality problems with our products could harm our reputation and erode our competitive position.

The success of our business will depend upon the quality of our products and our relationships with customers. In the event that our products fail to meet our customers’ standards, our reputation could be harmed, which would adversely affect our marketing and sales efforts. We cannot assure you that our customers will not experience quality problems with our products.

Any acquisitions that we complete may dilute stockholder ownership interests in the Company, may have adverse effects on our financial condition and results of operations and may cause unanticipated liabilities.

Future acquisitions may involve the issuance of our equity securities as payment, in part or in full, for the businesses or assets acquired. Any future issuances of equity securities would dilute stockholder ownership interests. In addition, future acquisitions might not increase, and may even decrease, our earnings or earnings per share and the benefits derived by us from an acquisition might not outweigh or might not exceed the dilutive effect of the acquisition. We also may incur additional debt or suffer adverse tax and accounting consequences in connection with any future acquisitions.

If our electronic data is compromised, our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the world. This data relates to all aspects of our business, including current and future products and services under development, and also contains certain customer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyberattacks, tampering, theft, misplaced or lost data, programming and/or human errors that could compromise the integrity and privacy of this data, improper use of our systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions, which in turn could adversely affect our reputation, competitiveness, and results of operations. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, nonetheless those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material. We operate a number of critical computer systems throughout our business that can fail for a variety of reasons. If such a failure were to occur, we may not be able to sufficiently recover from the failure in time to avoid the loss of data or any adverse impact on certain of our operations that are dependent on such systems. This could result in lost sales and the inefficient operation of our facilities for the duration of such a failure.

We may not be able to maintain adequate credit facilities.

Our ability to continue our ongoing business operations and fund future growth depends on our ability to maintain adequate credit facilities and to comply with the financial and other covenants in such credit facilities or to secure alternative sources of financing. However, such credit facilities or alternate financing may not be available or, if available, may not be on terms favorable to us. If we do not have adequate access to credit, we may be unable to refinance our existing borrowings and credit facilities when they mature and to fund future acquisitions, and this may reduce our flexibility in responding to changing industry conditions.

Our indebtedness could adversely affect our financial condition and results of operations.

As of December 31, 2021, we had $4,269,218 of total liabilities (including operating leases). This level of indebtedness could:

●	increase our vulnerability to adverse general economic and industry conditions, including interest rate fluctuations, because a portion of our borrowings bear, and will continue to bear, interest at floating rates;

●	require us to dedicate a substantial portion of our cash flow from operations to debt service payments, which would reduce the availability of our cash to fund working capital, capital expenditures or other general corporate purposes, including acquisitions;

●	limit our flexibility in planning for, or reacting to, changes in our business and industry;

●	restrict our ability to introduce new products or new technologies or exploit business opportunities;

●	place us at a disadvantage compared with competitors that have proportionately less debt;

●	limit our ability to borrow additional funds in the future, if we need them, due to financial and restrictive covenants in our debt agreements; and

●	have a material adverse effect on us if we fail to comply with the financial and restrictive covenants in our debt agreements.

We depend on our senior management team and other key employees, and significant attrition within our management team or unsuccessful succession planning could adversely affect our business.

Our success depends in part on our ability to attract, retain and motivate senior management and other key employees. Achieving this objective may be difficult due to many factors, including fluctuations in global economic and industry conditions, competitors’ hiring practices, cost reduction activities, and the effectiveness of our compensation programs. Competition for qualified personnel can be very intense. We must continue to recruit, retain and motivate senior management and other key employees sufficient to maintain our current business and support our future projects. We are vulnerable to attrition among our current senior management team and other key employees. A loss of any such personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition and results of operations. In addition, if we are unsuccessful in our succession planning efforts, the continuity of our business and results of operations could be adversely affected.

Changes in tax laws or tax rulings could materially affect our financial position, results of operations, and cash flows.

The income and non-income tax regimes we are subject to or operate under are unsettled and may be subject to significant change. Changes in tax laws or tax rulings, or changes in interpretations of existing laws, could materially affect our financial position, results of operations, and cash flows. For example, changes to U.S. tax laws enacted in December 2017 had a significant impact on our tax obligations and effective tax rate beginning 2018. These enactments and future possible guidance from the applicable taxing authorities may have a material impact on the Company’s operating results. The Company closely monitors these proposals as they arise in the countries where it operates. Changes to the statutory tax rate may occur at any time, and any related expense or benefit recorded may be material to the fiscal quarter and year in which the law change is enacted. The Company regularly assesses the likely outcomes of its tax audits and disputes to determine the appropriateness of its tax reserves. However, any tax authority could take a position on tax treatment that is contrary to the Company’s expectations, which could result in tax liabilities in excess of reserves.

A failure to keep pace with developments in technology could impair our operations or competitive position.

Our business continues to demand the use of sophisticated systems and technology. These systems and technologies must be refined, updated and replaced with more advanced systems on a regular basis in order for us to meet our customers’ demands and expectations. If we are unable to do so on a timely basis or within reasonable cost parameters, or if we are unable to appropriately and timely train our employees to operate any of these new systems, our business could suffer. We also may not achieve the benefits that we anticipate from any new system or technology, such as fuel abatement technologies, and a failure to do so could result in higher than anticipated costs or could impair our operating results.

Risks Related to this Offering

Our stock price may fluctuate significantly, and you may be unable to resell your shares at or above the offering price.

The trading price of our securities may be volatile and subject to wide price fluctuations in response to various factors, including:

●	market conditions in the broader stock market;

●	actual or anticipated fluctuations in our quarterly financial condition and results of operations, or those of other companies in our industry;

●	actual or anticipated strategic, technological, or regulatory threats, whether or not warranted by actual events;

●	whether any securities analysts cover our stock;

●	issuance of new or changed securities analysts’ reports or recommendations, if any;

●	investor perceptions of our Company, the lithium battery and accessory industry;

●	the volume of trading in our stock;

●	changes in accounting standards, policies, guidance, interpretations, or principles;

●	sales, or anticipated sales, of large blocks of our stock;

●	additions or departures of key management personnel, creative, or other talent;

●	regulatory or political developments, including changes in laws or regulations that are applicable to our business;

●	litigation and governmental investigations;

●	sales or distributions of our common stock by significant shareholders, the entity through which our controlling shareholder holds its investment, or other insiders;

●	natural disasters and other calamities; and

●	macroeconomic conditions.

Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These and other factors may cause the market price and demand for our securities to fluctuate substantially, which may limit or prevent investors from readily selling their securities and it may otherwise negatively affect the liquidity of our securities. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the Company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

There is no existing market for our securities, and we do not know if one will develop to provide you with adequate liquidity.

Prior to this offering, there has not been a public market for our securities. An active market for our securities may not develop following the completion of this offering, or if it does develop, may not be maintained. If an active trading market does not develop, or if the volume of trading in that market is limited, you may have difficulty selling any of our securities that you purchase. The initial public offering price for the securities will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may be unable to sell securities at prices equal to or greater than the price you paid in this offering.

We do not anticipate paying dividends on our common stock in the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We do not anticipate paying any dividends in the foreseeable future on our common stock. We intend to retain all future earnings for the operation and expansion of our business and the repayment of outstanding debt. Our credit documents contain, and any future indebtedness likely will contain, restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to pay dividends and make other restricted payments. As a result, capital appreciation, if any, of our common stock may be your major source of gain for the foreseeable future. While we may change this policy at some point in the future, we cannot assure you that we will make such a change.

If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our securities will be influenced by the research and reports that securities or industry analysts publish about us or our business (or the absence of such research or reports). If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock prices or trading volume to decline. Moreover, if one or more of the analysts who cover us downgrade recommendations regarding our stock, or if our results of operations do not meet their expectations, our stock prices could decline and such decline could be material.

You may be diluted by the future issuance of additional common stock in connection with our incentive plans, acquisitions or otherwise.

We had 200,000,000 shares of common stock authorized of which 195,700,000 were unissued immediately prior to this offering. Our Articles of Incorporation authorizes us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our Board of Directors in its sole discretion, whether in connection with acquisitions or otherwise. We have reserved 1,000,000 shares of common stock for issuance upon the exercise of outstanding stock options under the 2021 Incentive Award Plan, (the “2021 Incentive Award Plan”) and 2,500,000 shares of common stock for issuance pursuant to our 2021 Equity Stock Purchase Plan (the “2021 ESPP”). Any common stock that we issue, including stock issued under our 2021 Incentive Award Plan or other equity incentive plans that we may adopt in the future, as well as under outstanding options would dilute the percentage ownership held by the investors who purchase common stock in this offering.

Sales of substantial amounts of our securities in the public markets, or the perception that such sales might occur, could reduce the price of our securities and may dilute your voting power and your ownership interest in us.

If our existing stockholders sell substantial amounts of our securities in the public market following this offering, the market price of our securities could decrease significantly. The perception in the public market that our existing stockholders might sell securities could also depress our market price. As of the date of this offering, we had 4,300,000 shares of common stock outstanding. We, our directors, executive officers and significant stockholders are subject to the lock-up agreements described in “Underwriting” and also to the Rule 144 holding period requirements described in “Shares Eligible for Future Sale.” The underwriter has agreed to allow one shareholder to sell up to 64,000 of its shares prior to the expiration of the lock-up period. Following the expiration of the lock-up period, our principal stockholders will have the right, subject to certain conditions, to require us to register the sale of their shares of our common stock under the Securities Act. After this offering (assuming no exercise of the underwriters’ option to purchase additional shares from us) and the expiration of the lock-up period, additional shares will be eligible for sale in the public market. The market price of shares of our securities may drop significantly when the restrictions on resale by our existing stockholders lapse or when we are required to register the sale of our stockholders’ remaining shares of our common stock. A decline in the price of shares of our securities might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Our costs could increase significantly as a result of operating as a public company, and our management will be required to devote substantial time to complying with public company regulations.

As a public company, and particularly after we cease to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”), we could incur significant legal, accounting and other expenses not incurred in previous years. In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules promulgated by the Securities and Exchange Commission (“SEC”) and NASDAQ, require us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations may increase our legal and financial compliance costs.

Sarbanes-Oxley, as well as rules and regulations subsequently implemented by the SEC and NASDAQ, have imposed increased disclosure and enhanced corporate governance practices for public companies. Our efforts to comply with evolving laws, regulations and standards are likely to result in increased expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We may not be successful in continuing to implement these requirements and implementing them could adversely affect our business, results of operations and financial condition. In addition, if we fail to implement the requirements with respect to our internal accounting and audit functions, our ability to report our financial results on a timely and accurate basis could be impaired.

Our management team has limited experience managing a public company.

Most members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant reporting obligations and regulatory oversight, and the continuous scrutiny of investors and analysts. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could harm our business, operating results and financial condition.

We are an “emerging growth company” and elect to comply with certain reduced reporting requirements applicable to emerging growth companies, which could make our securities less attractive to investors.

As an “emerging growth company,” we plan to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we chose to rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We choose to avail ourselves of this extended transition period and defer adoption of certain changes in accounting standards.

As described in Section 101 of the JOBS Act, the “emerging growth company” classification can be retained for up to five years following our IPO or until the earlier occurrence of the following:

1.	the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700 million as of the prior June 30th; or

2.	the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

If some investors find our securities less attractive as a result of any choices to reduce future disclosure, there may be a less active market for our securities and our stock price may be more volatile.

If you purchase securities in this offering, you will suffer immediate and substantial dilution.

You will experience additional dilution upon the exercise of options and warrants to purchase our common stock, including those options currently outstanding and possibly those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial additional dilution. See “Dilution.”

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with certain SEC rules that implement Sections 302 and 404 of Sarbanes-Oxley, which require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we are required to disclose changes made in our internal control procedures on a quarterly basis, we take advantage of certain exceptions from reporting requirements that are available to “emerging growth companies” under the JOBS Act, each independent registered public accounting firm that performs an audit for us has not been required to attest to and report on our annual assessment of our internal controls over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company” as defined in the JOBS Act. While we expect to be ready to comply with Section 404 of Sarbanes-Oxley by the applicable deadline, we cannot assure you that this will be the case. Furthermore, we may identify material weaknesses that we may be unable to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404 of Sarbanes-Oxley. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may be unable to conclude that we have effective internal controls over financial reporting in accordance with Section 404 of Sarbanes-Oxley. If we are unable to implement the requirements of Section 404 of Sarbanes-Oxley in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could have a material adverse effect on our business, prospects, results of operations, and financial condition.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of the shares may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

We may not be able to satisfy listing requirements of Nasdaq or obtain or maintain a listing of our common stock on Nasdaq.

If our common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate Nasdaq listing requirements, our common stock may be delisted. If we fail to meet any of Nasdaq’s listing standards, our common stock may be delisted. In addition, our board of directors may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. The delisting of our common stock could significantly impair our ability to raise capital and the value of your investment.

If our shares of securities become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq or another national securities exchange and if the price of our common stock is less than $5.00, our common stock could be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

Risks Related to Our Capital Structure

Our indebtedness could adversely affect our ability to raise additional capital to fund operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our financial obligations and our creditors have broad remedies in the event of default.

As of December 31, 2021 and 2020, we had total liabilities of $4,269,218 and $2,984,058, respectively. This indebtedness is secured in part by a security interest in substantially all of our assets, and our security agreements includes broad remedies in favor of the lenders, including the right to foreclose on pledged assets in connection with an event of default.

If we cannot generate sufficient cash flow from operations to service our debt, we may need to further refinance our debt, dispose of assets or issue equity to obtain necessary funds. We do not know whether we will be able to do any of this on a timely basis or on terms satisfactory to us, or at all. Our substantial indebtedness could have important consequences, including:

●	our ability to obtain additional debt or equity financing for working capital, capital expenditures, debt service requirements, acquisitions, and general corporate or other purposes may be limited;

●	a portion of our cash flows from operations will be dedicated to the payment of principal and interest on the indebtedness and will not be available for other purposes, including operations, capital expenditures and future business opportunities; and

●	we may be vulnerable in a downturn in general economic conditions or in business or may be unable to carry on capital spending that is important to our growth.

Our ability to raise capital in the future may be limited, which could make us unable to fund our capital requirements.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms or at all. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our capital requirements. If we issue new debt securities, the debt holders would have rights senior to common stockholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our common stock. If we issue additional equity securities, existing stockholders may experience dilution, and the new equity securities could have rights senior to those of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future securities offerings reducing the market price of our common stock and diluting their interest.

The terms of our security agreement and other debt documents restrict our current and future operations, which could adversely affect our ability to respond to changes in our business and to manage our operations.

Our security agreements and other debt documents contain, and any future indebtedness will likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

●	incur additional debt;

●	pay dividends and make other restricted payments;

●	create liens; or

●	sell our collateral, other than inventory in the ordinary course of business.

After this offering, our principal stockholder will continue to have substantial control over us.

After the consummation of this offering, John Yozamp, our CEO and the Chairman of our Board of Directors will beneficially own approximately 24.0% of our outstanding common stock, and approximately 22.9% of our outstanding common stock if the underwriters’ over-allotment option is exercised in full and, together with his brothers, Joel R. Yozamp and James Yozamp, Jr., 37.7% and 35.9%, respectively. As a consequence, Mr. Yozamp and his affiliates, including his brothers, will be able to substantially influence matters requiring stockholder approval, including the election of directors, a merger, consolidation or sale of all or substantially all of our assets, and any other significant transaction. The interests of Mr. Yozamp and/or his affiliates may not always align with our interests or the interests of our other stockholders. For instance, this concentration of ownership may have the effect of delaying or preventing a change of control otherwise favored by our other stockholders and could depress our stock price.

Our Articles of Incorporation provides that the Nevada Eighth Judicial District Court of Clark County Nevada shall be the exclusive forum for certain litigation that may be initiated by our stockholders, including claims under the Securities Act, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Our Articles of Incorporation provides that, subject to limited exceptions, the Nevada Eighth Judicial District Court of Clark County Nevada shall be, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on its behalf, (ii) any action asserting a claim for breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of Nevada Revised statutes Chapters 78 or 92A, our Articles of incorporation or our Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine.

Although these choice of forum provisions would not apply to suits brought to enforce any duty or liability created by the Exchange Act or rules and regulations thereunder, and suits brought to enforce the Securities Act or rules and regulations thereunder are granted concurrent jurisdiction in federal and state courts pursuant to preemptive federal law, these choice of forum provisions may otherwise limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents. Stockholders who do bring a claim in the Nevada Eighth Judicial District Court of Clark County Nevada could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near the State of Nevada. The Nevada Eighth Judicial District Court of Clark County Nevada may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find the choice of forum provision contained in our Articles of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $13,340,600 (or approximately $15,412,670 if the underwriters’ over-allotment option is exercised in full) from the sale of the shares offered by us in this offering, based on the public offering price of $7.00 per Share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The principal purposes of this offering are to increase our capitalization and financial flexibility as well as our visibility in the marketplace and create a public market for our securities. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. However, we currently intend to use the net proceeds to us from this offering for sales and marketing expenses, research and development expenses, purchases of capital equipment, repayment of indebtedness, working capital and general corporate purposes, as more fully described in the table below.

We will retain broad discretion in the allocation of the net proceeds from this offering and could utilize the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our securities.

The table below sets forth the manner in which we expect to use the net proceeds we receive from this offering. All amounts included in the table below are estimates.

Description	Amount
Working Capital and Inventory	$7,250,600
Sales and Marketing	$850,000
Debt Repayment*	$2,490,000
Research and Development	$675,000
Purchases of Capital Equipment	$950,000
General Corporate Purposes	$1,125,000
Total	$13,340,600

* Debt to be repaid consists of (i) working capital loans with principal balances of $400,000 and $150,000 and interest rates of 10% and 15% per annum, respectively, (ii) a note payable with a principal balance of $100,000, and interest rate of 10 % per annum which matured December 31, 2021 (we are currently paying penalty interest due to the maturity, which penalty interest is equal to one-percent additional monthly interest on the past due balance, increasing by one percent for each month beyond the maturity date and (iii) senior secured notes with an aggregate principal balance of $1,600,000 and interest rates of 15% per annum, and all related accrued interest, including a minimum of one year interest on the senior secured notes totaling $240,000. The maturity date of the senior secured notes is the earlier of (i) May 15, 2023, (ii) the closing a Qualified Subsequent Equity Financing and (iii) the closing of a Change of Control.

The table below sets forth our short-term revolving loans and long-term debt as of December 31, 2021:

·	On an actual basis as of December 31, 2021

·	On an as adjusted basis to reflect the expected debt repayment, from the use of proceeds.

	As of December 31, 2021
	Actual	As adjusted
Current liabilities:	$1,571,871	$ 921,871
Line of credit and short-term revolving loans	550,000	—
Note payable in default	100,000	__
Current portion of long-term debt	51,135	51,135
Long-term debt, net of current portion and discounts	779,486	376,329

Total interest paid on the $550,000 short-term revolving loans and long-term debt during the year ended December 31, 2021 was $69,454 and $10,003, respectively. As of December 31, 2021, accrued interest totaled $26,301.  The as adjusted net loss per membership unit (basic and diluted) would be is decreased to ($1.59) from actual of ($1.63) as of December 31, 2021 as a result of the debt repayment.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category to another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

Dividend Policy

We have never declared or paid any dividends on our common stock and do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future. Instead, we currently plan to retain any earnings to finance the growth of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our financial condition, results of operations and capital requirements as well as other factors deemed relevant by our board of directors.

CAPITALIZATION

The following table sets forth our cash and capitalization, as of December 31, 2021 on:

●	an actual basis; and

●	a pro forma as-adjusted basis, giving effect to the issuance and sale of 2,145,000 shares in this offering, at the public offering price of $7.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table should be read in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus.

	As of December 31, 2021
	Actual	Pro Forma Assuming No Exercise of the Over Allotment Option (1)	Pro Forma Assuming Exercise in Full of the Over Allotment Option(1)
Cash and cash equivalents	$773,238	$11,623,838	$13,695,908
Debt
Working capital loans and current debt	701,135	51,135	51,135
Long-term debt, net of discounts	779,486	376,326	376,326
Shareholder loans	825,000	825,000	825,000
Total Debt	2,305,621	1,252,464	1,252,464
Stockholders’ Equity
Common Stock, $0.001 par value per share (200,000,000 authorized shares; 4,300,000 shares issued and outstanding immediately prior to the offering; 6,445,000 shares issued and outstanding immediately after the offering and assuming no exercise of the underwriters’ over-allotment option)	4,300	6,445	6,767
Additional paid-in capital	8,355,140	21,693,594	23,765,342
Accumulated deficit	(6,102,951)	(7,539,794)	(7,539,794)
Total stockholders’ (deficit) equity	2,256,489	14,160,246	16,232,316
Total Capitalization	$2,256,489	$14,160,246	$16,232,316

(1)	After the payoff of debt in principal amount totaling $2,250,000 and related estimated interest expense of approximately $240,000 in aggregate, we would have remaining cash from the proceeds of the offering of $10,850,600, resulting in pro forma cash of $11,623,838. The total debt principal to be paid of $2,250,000, is gross of amortizable debt discount of $1,196,843 at December 31, 2021. Upon payoff, the debt discount is fully amortized to interest expense, which in addition to the payoff of interest estimated at $240,000, increases accumulated deficit by the aggregate of $1,436,843. Principal debt totaling $2,305,621, net of discount of $1,196,843 will be reduced to $1,252,464 ($2,305,621 less paydown of $2,250,000 plus amortization of debt discount of $1,196,843).

(2)	The sale of 2,145,000 shares at the public offering price of $7.00 per share is expected to yield net proceeds after underwriting fees and offering expenses of $13,340,600, which is expected to increase common stock and additional paid in capital by $2,145 and $13,338,455, respectively, resulting in pro forma balances of common stock and additional paid in capital of $6,445 and $21,693,594, respectively. Where we sell all 321,750 shares issuable upon full exercise of the over allotment option, we estimate a net increase in cash after underwriting fees of $2,072,070, with a corresponding increase to equity consisting of an increase of $322 to common stock and $2,071,748 additional paid in capital.

The actual, pro forma and pro forma as adjusted information set forth in the table excludes:

●	options to purchase 30,000 shares of our common stock issued to an individual;

●	warrants to purchase 710,431 shares of our common stock issued to various individuals; and

●	warrants to purchase up to 128,700 shares of our common stock issuable to the underwriters in connection with this offering.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the initial public offering price per share of our common stock and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value as of December 31, 2021 was $2,256,489, or $0.52 per share of our common stock. Our historical net tangible book value (deficit) is the amount of our total tangible assets less our total liabilities. We do not currently have any shares of, or securities convertible into preferred stock outstanding. Historical net tangible book value per share represents historical net tangible book value (deficit) divided by the number of shares of our common stock issued as of December 31, 2021. This data is solely based on the historical amounts as shown in our balance sheet as of December 31, 2021.

After giving further effect to our sale of shares in this offering at the initial public offering price of $7.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2021 would have been approximately $14,160,246, or approximately $2.20 per share. This represents an immediate increase in pro forma as adjusted net tangible book value per share of $1.67 to our existing stockholders and an immediate dilution in pro forma as adjusted net tangible book value per share of approximately $4.80 to new investors purchasing common stock in this offering. Dilution per share to new investors purchasing securities in this offering is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the assumed initial public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Initial public offering price per share	$7.00
Historical net tangible book value (deficit) per share as of December 31, 2021	.52
Pro forma net tangible book value (deficit) per share as of December 31, 2021	2.20
Increase in pro forma as adjusted net tangible book value per share attributable to new investors purchasing shares in this offering	1.67
Pro forma as adjusted net tangible book value per share after this offering	2.20
Dilution per share to new investors purchasing shares in this offering	$4.80

If the underwriters exercise their option to purchase additional shares of shares in this offering in full at the assumed initial public offering price of $7.00 per share, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value per share after this offering would be $2.40 per share, and the dilution in pro forma as adjusted net tangible book value per share to new investors purchasing common stock in this offering would be $4.60 per share.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2021, the number of shares of common stock purchased from us on an as converted to common stock basis, the total consideration paid, or to be paid, and the average price per share paid, or to be paid, by existing stockholders and by new investors in this offering at the public offering price of $7.00 per share, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
	(in thousands)
Existing stockholders	4,300,000	66.7%	$4,423,158	22.8%	$1.03
New investors	2,145,000	33.3%	$15,015,000	77.2%	$7.00
Total	6,445,000	100%	$19,438,158	100.0%	$3.02

The table above assumes no exercise of the underwriters’ over-allotment option in this offering. If the underwriters’ over-allotment option is exercised in full, the number of shares of our common stock held by existing stockholders would be reduced to 63.5% of the total number of shares of our common stock outstanding after this offering, and the number of shares held by new investors participating in the offering would be increased to 36.45% of the total number of shares outstanding after this offering.

The tables above do not include:

●	outstanding options to purchase 30,000 shares of our common stock issued to an individual;

●	outstanding warrants to purchase 710,431 shares of our common stock issued to various individuals; and

●	warrants to purchase up to 128,700 shares of our common stock issuable to the underwriters in connection with this offering.

To the extent that options are issued and exercised or shares are issued under our 2021 Incentive Award Plan, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

FINANCIAL INFORMATION

Set forth below are our summary historical and as adjusted financial and other data for the periods ending on and as of the dates indicated. Our historical results are not necessarily indicative of future results of operations. The summary of historical financial and other data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes related thereto, included elsewhere in this prospectus.

Balance Sheets

As of December 31,	2021	2020
Assets
Current Assets
Cash and cash equivalents	$773,238	$290,675
Accounts receivable	775,160	208,725
Inventory	2,051,880	368,278
Prepaid/in-transit inventory	1,081,225	353,192
Other current assets	71,703	4,150
Total current assets	4,753,206	1,225,020
Property and equipment	523,419	212,761
Accumulated depreciation	(96,190)	(51,720)
Property and equipment, net	427,229	161,041
Other Assets
Operating leases – right-of-use asset	1,281,371	210,218
Deposits	63,901	8,117
Total assets	$6,525,707	$1,604,396
Liabilities and members’ deficit
Current liabilities
Accounts payable	$63,180	$52,003
Customer deposits	436,648	—
Accrued expenses and other current liabilities	140,618	87,896
Line of credit and short-term revolving loans	550,000	830,000
Current portion of operating lease liability	218,788	68,102
Liability for sale of future revenues, net	11,502	120,844
Note payable in default	100,000	—
Current portion of long-term-debt	51,135	17,440
Liability for refunds	—	58,000
Total current liabilities	1,571,871	1,234,285
Long-term-debt, net of current portion and discount	779,486	248,470
Operating lease liability, net of current portion	1,092,861	153,146
Shareholder promissory notes	825,000	1,075,000
Convertible notes and accrued interest	—	273,157
Total liabilities	4,269,218	2,984,058
Stockholders’ equity (deficit)
Preferred stock, par value $.001; 20,000,000 authorized, zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 4,300,000 and 2,430,514 issued and outstanding as of December 31, 2021 and 2020, respectively	4,300	2,431
Additional paid-in capital	8,355,140	—
Accumulated deficit	(6,102,951)	(1,382,093)
Total stockholders’ equity (deficit)	2,256,489	(1,379,662)
Total liabilities and stockholders’ equity (deficit)	$6,525,707	$1,604,396

Statements of Operations

For the years ending December 31,	2021	2020
Sales, net	$4,517,499	$1,571,736
Cost of sales	2,871,770	1,268,769
Gross profit	1,645,729	302,967

Selling, general and administrative	2,909,085	1,056,858
Loss from operations	(1,263,356)	(753,891)

Other (Income) Expense
Grant income		(80,000)
Interest Income	(169)	(851)
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Debt conversion expense	112,133	—
Extinguishment loss on debt settlement	2,791,087	—
Interest expense	554,044	196,887
Miscellaneous	(372)	—
Total other (income) expense	3,448,202	120,610

Loss before taxes	(4,711,558)	(874,501)

Franchise Taxes	9,300	1,979

Net loss	$(4,720,858)	$(876,480)

Net loss per share (basic and diluted)	$(1.63)	$(.36)
Weighted-average number of shares outstanding	2,888,695	2,430,514

Statements of Cash Flows

Years Ended December 31,	2021	2020
Cash flows from operating activities
Net loss	$(4,720,858)	$(876,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	61,084	16,572
Accrued interest on convertible debt	103,701	3,157
Amortization of debt discount (sale of future liabilities)	95,284	4,171
Amortization of debt discount	117,588	—
Debt conversion expense on induced conversion	112,133	—
Extinguishment loss on debt settlement	2,791,087	—
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Stock based compensation – shares issued	108,900	—
Stock based compensation – stock options issued for services	79,200	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(566,435)	(176,600)
Increase in inventory	(1,683,602)	(5,490)
Increase in prepaid/in-transit inventory	(728,033)	(173,652)
Increase in other current assets	(69,552)	(400)
Increase in deposits	(55,784)	(5,006)
Increase (Decrease) in accounts payable	11,177	(34,403)
Increase in customer deposits and accrued expenses and other current liabilities	494,553	54,146
Increase (Decrease) in liability for refunds	(58,000)	58,000
Increase in right-of-use assets and lease liabilities	19,248	8,819
Net cash used in operating activities	(3,896,830)	(1,122,592)
Cash flows from investing activities
Purchases of property and equipment	(113,694)	(38,427)
Proceeds from disposal of property and equipment	—	1,675
Net cash used in investing activities	(113,694)	(36,752)
Cash flows from financing activities
Borrowings on line of credit and short-term revolving loans	—	970,000
Repayments on line of credit and short-term revolving loans	(280,000)	(192,574)
Proceeds from sale of future revenues, net of discount	125,000	125,000
Payments on liability for sale of future revenues	(329,626)	(8,327)
Proceeds from issuance of convertible notes, net of issuance costs	2,781,000	270,000
Proceeds from issuance of long-term debt, net of issuance costs	1,385,000	150,000
Principal payments on long-term debt	(26,687)	(3,590)
Proceeds from sale of units (LLC)	522,000	—
Proceeds from issuance of common stock	316,400	—
Net cash provided by financing activities	4,493,087	1,310,509
Net change in cash and cash equivalents	482,563	151,165
Cash and cash equivalents, beginning	290,675	139,510
Cash and cash equivalents, ending	$773,238	$290,675

Statements of Cash Flows (cont.)

Supplemental disclosure of cash flow information:
Cash paid for interest	$341,257	$196,887
Cash paid for franchise taxes	$1,829	$150
Non-cash operating activities:
Purchases of property and equipment in exchange for issuance of membership interests	$20,000	$—
Reclassification of deposit to property and equipment	$2,000	$—
Acquisition/modification of operating lease right-of-use asset and lease liability	$1,268,089	$180,494
Purchases of property and equipment in exchange for long-term debt	$183,058	$119,500
Reclassification of member’s promissory note to convertible note	$250,000	—
Reclassification of convertible note to long-term debt	$100,000	—
Reclassification of accrued interest to principal of long-term debt	$5,183	—
Conversion of 2020 convertible notes into membership interests	$173,157	—
Conversion of 2021 convertible notes into common stock	$3,282,701	—
Fair value of warrants issued in connection with long-term debt recorded as debt discount and additional paid-in capital	$1,072,160	—
Membership contributions reclassified to additional paid-in capital upon conversion to C corporation	$827,290	—

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and related notes for the fiscal years ended December 31, 2021 and 2020, included in this prospectus.

Overview

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for RV’s and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is designed for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Expion360 sees lithium as the element of choice to displace the multi-billion dollar market for antiquated lead-acid batteries (which are using technology initially developed in 1860). Lithium technology offers power-to-weight advantages, increased life cycles, higher performance ratios, better hot-and-cold weather characteristics, zero maintenance, and more.

Recent Developments

In November 2021, the Company entered into two new facility leases that became effective in January 2022 and February 2022. The Company recognized additional lease liability of 2,348,508, representing the present value of the lease payments discounted using effective interest rates between 8.07% and 8.86%, and a corresponding right-of-use asset of $2,348,508.

Key Line Item Descriptions

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Cost of Sales

Our primary cost of sales is related to our direct product and landing costs. Direct labor costs consist of payroll costs (including taxes and benefits) of employees directly engaged in assembly activities. Overhead consists primarily of warehouse rent and utilities. The costs can increase or decrease based on costs of product and assembly parts, purchased at market pricing, customer supply requirements, and the amount of labor required to assemble a product, along with the allocation of fixed overhead.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist primarily of salaries, benefits, and sales and marketing costs. Other costs include facility and related costs such as professional fees and other legal expenses, consulting, tax and accounting services, insurance, and IT systems.

A significant portion of our sales and marketing costs will include marketing and sales materials used to promote and sell our products and business development. A significant portion of our general and administrative costs will include costs related to accounting, audit, legal, regulatory, and tax-related services required for us to maintain compliance with exchange listing and SEC regulations, director and officer insurance costs, and investor and public relations costs.

Interest and Other Income, net

Interest expense consists of interest costs on various member promissory notes at a fixed rate of 10% per annum, interest payable monthly, working capital loans with interest rates ranging from 10% to 15% per annum, interest payable monthly; an SBA loan at 3.75% per annum, principal and interest paid monthly; various vehicle and equipment loans with interest rates ranging from 5.45% to 11.21% per annum, principal and interest payable monthly; accrued interest on convertible notes at interest rates ranging from 6% to 10% (all converted in 2021); interest on senior secured notes at a fixed rate of 15% per annum, of which 10% is payable monthly and 5% is deferred until maturity; and amortization of debt discount on convertible notes.

In December 2020 and January 2021, under two separate agreements, Reliant Funding purchased a 50% interest in our future revenues for a total purchase price of $250,000. Pursuant to the agreement, we will repay a total purchase price of $349,750, the difference of which is amortized as interest expense at an effective interest rate of 71%.

Provision for Income Taxes

Until November 2021, the Company was a limited liability company taxed as a Subchapter S corporation and was not a taxpaying entity for federal income tax purposes. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentages. Therefore, no provision or liability for federal income taxes has been included in the accompanying historical financial statements. Certain states impose minimum franchise taxes on entities taxed as an S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company has adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there were no material unrecognized tax benefits at December 31, 2021 and 2020.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at December 31, 2021 or 2020 and did not recognize interest and/or penalties in the statement of operations for the years ended December 31, 2021 and 2020, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

Off-Balance Sheet Arrangements

We have no material off-balance sheet arrangements.

Year Ended December 31, 2021, Compared to the Year Ended December 31, 2020

Sales, net

Sales, net for the year ended December 31, 2021 increased by $2,945,763 or 187.4% compared to the year ended December 31, 2020, from $1,571,736 for year ended December 31, 2020, to $4,517,499 for the year ended December 31, 2021. The year over year increase was primarily attributable to the launch of our six new battery products from around November 2020.

Cost of Sales

Total cost of sales was $2,871,770 for the year ended December 31, 2021, and $1,268,769 for the year ended December 31, 2020. From 2020 to 2021, cost of sales increased by $1,603,001 or 126.3%, primarily attributable to expansion of our sales in line with the launch of our six new battery products from around November 2020 and an increase in warehousing costs and labor as we transitioned to a new product line and expanded warehousing capacity to support growth. Cost of sales did not increase by as significant a percentage as sales, net from 2020 to 2021, due to increased efficiencies from our expanded scale of operations.

Gross Profit

As a result of the foregoing, we were able to improve margins through sales growth and our gross profit increased from $302,967 for the year ended December 31, 2020, to $1,645,729 for the year ended December 31, 2021, or by 443.2%.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by $1,852,227, or 175.3%, to $2,909,085 for the year ended December 31, 2021 compared to $1,056,858 for the year ended December 31, 2020, due to increased costs to support our growth in sales and corporate development and costs incurred in preparation for this offering. The most substantial increases were in salaries and benefits, legal and professional services (primarily in relation to preparations for this offering), sales and marketing, and rents and utilities.

Presented in the table below is the composition of selling, general and administrative expenses:

	Fiscal Year Ended 12/31/2021	Fiscal Year Ended 12/31/2020

Salaries and benefits	$1,232,660	$505,127
Legal and professional	780,449	44,087
Sales and marketing	316,431	185,972
Rents, maintenance, utilities	165,073	47,803
Supplies, office	88,448	46,192
Software, fees, tech support	64,924	16,230
Travel expenses	64,806	24,968
Research and development	58,044	126,218
Insurance	35,563	13,086
Other	102,687	47,175
Total	$2,909,085	$1,056,858

Other (Income) Expense

Our other expenses increased from $120,610 for the year ended December 31, 2020 to $3,448,202 for the year ended December 31, 2021, or by 2,759.0%, which was primarily attributable to an extinguishment loss on debt settlement of $2,791,087, an increase in interest expense, from $196,887 for the year ended December 31, 2020 to $554,044 for the year ended December 31, 2021, which was due to an increase in our borrowings, an increase in the applicable interest rates of new borrowings and amortization of debt discount. Additionally, in 2021, we recorded $112,133 in debt conversion expense.

The extinguishment of debt was related to settlement on convertible notes issued in 2021. The noteholders agreed to settle the debt for an aggregate 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the converting noteholders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the notes at issuance. The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement on the accompanying statements of operations, calculated as the excess of the fair value of the shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to obtain the notes (see Note 21 – Warrants/Options) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087 on the accompanying statements of operations.

Net Loss

We had a net loss of $4,720,858 for the year ended December 31, 2021, as compared to a net loss of $876,480 for the year ended December 31, 2020, an increase of 438.6%, which was primarily due to increased other expense, selling, general and administrative expenses and increased cost of sales.

Liquidity and Capital Resources

Overview

Our operations have been financed primarily through net proceeds from the sale of securities and from borrowings. As of December 31, 2021 and 2020, we had cash and cash equivalents of $773,237 and $290,675, respectively.

Short-term liquidity requirements1

We generally consider our short-term liquidity requirements to consist of those items that are expected to be incurred within the next twelve months and believe those requirements to consist primarily of funds necessary to pay operating expenses, interest and principal payments on our debt, and capital expenditures related to assembly line expansion.

As of December 31, 2021, we expect our short-term liquidity requirements to include (a) approximately $450,000 to $950,000 of capital additions; (b) scheduled debt service payments under our working capital loans and other borrowing programs of approximately $2,540,000, including interest of $240,000; and (c) lease obligation payments of $218,788.

Long-term liquidity requirements

We generally consider our long-term liquidity requirements to consist of those items that are expected to be incurred beyond the next twelve months and believe these requirements consist primarily of funds necessary for eighteen months.

Based on our current business plan, we believe that cash flows from operations, together with the proceeds from this offering will be sufficient to meet our anticipated cash needs for working capital, capital expenditures, and debt service for the next eighteen months. Our ability to make scheduled principal and interest payments, or to refinance our indebtedness, or to fund planned capital expenditures, will depend on future performance, which is subject to general economic conditions, the competitive environment and other factors, including those outlined in the “Risk Factors” section of this prospectus. If our estimates of revenues, expenses, capital or liquidity requirements change or are inadequate to support our growth or if cash generated from operations is insufficient to satisfy our liquidity requirements, we may seek to sell additional equity and/or arrange additional debt financing. We may also seek to raise additional equity and/or arrange debt financing to give us the financial flexibility to pursue attractive opportunities that may arise in the future.

Cash Flows

The following table shows a summary of our cash flows for the periods presented:

	Year Ended December 31,
	2021	2020

Net cash used in operating activities	$(3,896,830)	$(1,122,593)
Net cash provided by (used in) investing activities	$(113,694)	$(36,752)
Net cash provided by financing activities	$4,493,087	$1,310,509

Operating Activities

Our largest source of operating cash is cash collection from sales of our products. Our primary uses of cash from operating activities are for increases in inventory purchases and increases in accounts receivable. In the last several years, we have generated negative cash flows from operating activities and have supplemented working capital requirements through net proceeds from the sales of membership interests/common stock and convertible notes and incurrence of indebtedness.

Net cash used in operating activities of $3,896,830 for the year ended December 31, 2021, reflects our net loss of $4,720,858 and increases in inventory of $2,411,635 and accounts receivable of $566,435, which was partially offset by increases in non-cash activities including extinguishment of debt, debt conversion expense, and stock based compensation totaling 3,208,908, accrued expenses and other current liabilities of $494,553.

Net cash used in operating activities of $1,122,593 for the year ended December 31, 2020, reflects our net loss of $876,480, and increases in accounts receivable of $176,600 and inventory of $179,142. These increases were partially offset by a $58,000 increase in liability for refunds estimated for returns.

Investing Activities

Net cash used in investing activities of $113,394 for the year ended December 31, 2021, consisted entirely of purchases of property and equipment.

Net cash used in investing activities of $36,751 for the year ended December 31, 2020, consisted of purchases of property and equipment of $38,426 as partially offset by $1,675 for proceeds from disposal of property and equipment.

Financing Activities

Net cash provided by financing activities of $4,493,087 for the year ended December 31, 2021, consisted of $4,166,000 net proceeds from issuance of convertible notes and long-term debt, proceeds of proceeds of $838,400 from the issuance of membership units/common stock, and proceeds of $125,000 on sale of future revenues. This was partially offset by payments on debt and liability of future revenues of $636,313.

Net cash provided by financing activities of $1,310,509 for the year ended December 31, 2020, primarily consisted of $777,426 net borrowings on line of credit and short-term revolving loans, $270,000 proceeds from issuance of convertible notes and $150,000 proceeds from issuance of long-term debt.

Critical Accounting Policies and Estimates

The above discussion and analysis of our financial condition and results of operations is based upon our financial statements. The preparation of financial statements in conformity with GAAP requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and disclosures of contingent assets and liabilities. Our significant accounting policies are described in Note 2 of the accompanying financial statements for the years ended December 31, 2021 and 2020. Critical accounting policies are those that we consider to be the most important in portraying our financial condition and results of operations and also require the greatest number of judgments by management. Judgments or uncertainties regarding the application of these policies may result in materially different amounts being reported under different conditions or using different assumptions. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing the financial statements.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the years ended December 31, 2021 and 2020.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 – 7 years
Office furniture and equipment	5 – 7 years
Molds	5 – 10 years
Warehouse equipment	5 – 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives. Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s balance sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s balance sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warrantied at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of December 31, 2021 and 2020 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset. As of December 31, 2021, all allowable discontinued product had been returned and the Company has no further refund liability.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the year ended December 31, 2021, sales to one customer totaled $488,860 comprising approximately 11% of total sales. There were no accounts receivable from this customer as of December 31, 2021, however, amounts due from three other customers totaled $324,844, $229,068, and $104,405, respectively, representing approximately 85% of total accounts receivable at December 31, 2021.

During the year ended December 31, 2020, sales to four customers individually totaled $273,102, $250,142, $221,726, and $186,897, and $931,867 in the aggregate, comprising in aggregate approximately 57% of our total sales. Amounts due from these customers totaled $45,004, $28,333, $48,390, and $33,906, respectively, representing approximately 69% of total accounts receivable as of December 31, 2020.

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $25,688 and $1,513 for 2021 and 2020, respectively. Shipping and handling costs for shipping product to customers totaled $102,653 and $54,664 for 2021 and 2020, respectively, and are classified in selling, general, and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $67,394 and $84,178 for the years ended December 31, 2021 and 2020, respectively, and is included in selling, general, and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $58,044 and $126,218 for the years ended December 31, 2021 and 2020, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

Until November 2021, the Company was a limited liability company taxed as a Subchapter S corporation and was not a taxpaying entity for federal income tax purposes. The Company’s taxable income or losses were allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes has been included in the accompanying historical financial statements. Certain states impose minimum franchise taxes on entities taxed as an S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

The Company has adopted the provisions in ASC 740, Income Taxes, related to accounting for uncertain tax positions. It requires that the Company recognize the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination and on the technical merits of the position. Management has concluded that there were no material unrecognized tax benefits at December 31, 2021 or 2020.

The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense. The Company had no accrual for interest or penalties on the Company’s balance sheet at December 31, 2021 and 2020 and has not recognized interest and/or penalties in the statement of operations for the years ended December 31, 2021 and 2020, since there are no material unrecognized tax benefits. Management believes no material change to the amount of unrecognized tax benefits will occur within the next twelve months.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At December 31, 2021, the Company had not recorded any income tax provision/(benefit) resulting from the CARES Act mainly due the Company’s history of net operating losses generated and the maintenance of a full valuation allowance against its net deferred tax assets.

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax, and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2022 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, and notes payable. The fair value of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes and notes payable approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020-06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We adopted this guidance on January 1, 2021. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures. Effective January 1, 2019, the Company adopted the new lease accounting guidance in ASU 2016-02, Leases (Topic 842), as amended. See Note 12 Commitments and Contingencies.

Accounting Guidance Issued but Not Yet Adopted

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

Quantitative and Qualitative Disclosures About Market Risk

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

Financial Statements and Supplementary Data

The required financial statements and the notes thereto appear at the end of this prospectus beginning on page F-1.

DESCRIPTION OF BUSINESS

Our Company

We focus on the design, assembly, manufacturing and sales of lithium iron phosphate (LiFePO4) batteries and supporting accessories for RV’s and marine applications with plans to expand into home energy storage products and industrial applications. We design, assemble, manufacture, and distribute high-powered, lithium battery solutions using ground-breaking concepts from a creative sales and marketing approach. Our product-offerings include some of the most dense and minimal-footprint batteries in the RV & Marine industry. We are developing the e360 Home Energy Storage: a system that we expect to significantly change the industry in barrier price, flexibility, and integration. We are deploying multiple IP strategies with cutting-edge research, manufacturing processes, and unique products to sustain and scale the business. We currently have over 175 customers consisting of dealers, wholesalers, and original equipment manufacturers who are driving revenue and brand awareness nationally.

Our corporate headquarters are based in Redmond, Oregon, with assembly in the United States and suppliers based in Asia. We are currently in the process of building out manufacturing capacity at our corporate headquarters. Our long-term target is to onshore the manufacturing of most of our components and assemblies, including cell manufacturing, to the United States.

Our main target markets are the RV & Marine industry. We believe that we are currently well positioned to capitalize off of the rapid market conversion from lead-acid to lithium batteries as the primary method of power sourcing in these industries. Additional focus markets include home energy, where we aim to provide a cost-effective, low barrier of entry, and a do-it-yourself (“DIY”) flexible system for those looking to power their homes via solar energy, wind, or grid back-up. Along with RV/Marine and home energy storage markets, we aim to provide additional capacities to the ever-expanding, electric forklift and industrial material handling markets.

Expion360’s VPR 4EVER product line, which is designed for the RV/Marine industry, was launched in December 2020. The VPR 4EVER product line, through its rapid sales growth, has shown to be a preferred conversion solution for lead-acid batteries. We believe that our e360 Home Energy Storage system has strong revenue potential with recurring income opportunities for us and our associated sales partners.

Our products provide numerous advantages for various industries that are looking to migrate to lithium-based energy storage. They incorporate, detailed-oriented design, engineering and manufacturing, and strong case materials and internal and structural layouts, and are backed by responsive customer service.

Expion360 sees lithium as the element of choice to displace the multi-billion dollar market for antiquated lead-acid batteries (which are using technology initially developed in 1860). Lithium technology offers power-to-weight advantages, increased life cycles, higher performance ratios, better hot-and-cold weather characteristics, zero maintenance, and more.

Management Team

John Yozamp – CEO and Head of Global Sales. John has been our CEO since inception in June 2016. John boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. John was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, John supported the #1 item sold at the Sam’s club individual road show. Just prior to launching Expion360, John was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the US focusing on the RV and off grid markets.

Paul Shoun – Chief Operating Officer.  Paul has been our Chief Operating Office since March 2020. Paul brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. He brings extensive expertise in Project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

Brian Schaffner – Chief Financial Officer. Brian has served as our Chief Financial Officer, beginning in March 2021. He is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO and controller in senior-living, assisted-living, skilled nursing facilities and retail stores. Brian’s instructional experience includes the secondary and university levels with courses including accounting, management, personal finance, welding, auto mechanics and aviation ground school. Brian graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Masters in Business Administration in 1997.

Our Market Opportunity

The trend of vehicle electrification is expected to be a significant growth catalyst for lithium compounds over the next decade and beyond. According to a recent report from Allied Market Research Group, the global electric vehicle market was valued at $162.34 billion in 2019, and is projected to reach $802.81 billion by 2027, a CAGR of 22.6%. The North American electric vehicle market was projected to reach $194.20 billion by 2027, a CAGR of 27.5%.

Furthermore, the North American recreational vehicle (RV) market was estimated at roughly $26.7 billion in 2020, and is expected to grow at a 5% CAGR, approaching $35.7 billion by 2026 according to Mordor Intelligence. There are almost 400 national chain RV dealers in the United States according to Mordor Intelligence, further exemplifying the robust market for these vehicles. In addition, according to Mordor Intelligence, the global recreational boating market was valued at $26.0 billion in 2020, and is projected to reach $35.0 billion by 2026, growing at a CAGR of 5.1% from 2020 to 2026.

At the intersection of both these trends lies the rapidly expanding lithium battery market. The market for lithium-ion batteries is expected to grow at 12.3% CAGR between 2021 and 2030, from roughly $41.1 billion to $116.6 billion according to a report by Markets and Markets. The vast expansion of the lithium battery market can be attributed to global trends promoting clean energy, as well as the compact and flexible nature of lithium battery packs which make them easy to install in RV’s and boats. Our technology, which we believe offers industry leading battery pack flexibility for the most efficient energy storage, is poised to be able to offer power to these large vehicles such as RV’s and recreational boats.

Expion360 is focused on expanding its position in the deep cycle, off-grid and stationary energy storage markets. We believe that our products and vision align perfectly with the Biden Administration’s “National Blueprint for Lithium Batteries”.

The Biden Administration has laid out a bold agenda to address the climate crisis and build a clean and equitable energy economy that achieves carbon-pollution-free electricity by 2035 and puts the United States on a path to achieve net-zero emissions, economy-wide. We believe this government support will continue to drive rapid growth in the industry.

Lithium-based batteries power our daily lives, from consumer electronics to national defense. They enable electrification of the transportation sector and provide stationary grid storage, critical to developing the clean-energy economy. The U.S. has a strong research community.

Competitive Strengths

We believe the following strengths differentiate Expion360 and create long-term, sustainable competitive advantages.

Superior Capacity to Lead Acid Competitors

Lead-acid batteries have traditionally been the standard in the RV and marine industries. Our lithium-ion batteries offer superior capacity to our lead-acid competitors. Our batteries utilize lithium-iron phosphate, and therefore, have an expected lifespan of 12 years — three to four times that of certain lead-acid batteries and with ten times the number of charging cycles. Furthermore, our typical battery provides three times the power of the typical, lead-acid battery despite being half the weight (comparing, for example, a typical lead-acid battery like Renogy Deep Cycle AGM, which is rated at 100Ah, to our own LFP 100Ah battery and assuming slow discharge at a .1C rate).

Battery Pack Flexibility

Our battery packs are also highly flexible, designed to be moved and used in various applications seamlessly. We plan to onshore our semi-automated pack assembly in Redmond, Oregon beginning in the fourth quarter of 2022.

This should allow us to use a more flexible approach to forming and creating new battery packs. By onshoring, we expect to be able to react to market demands at a much quicker pace and increase profit levels over our competition.

Strong National Retail Customers

We have a national presence with several large retail customers, such as Camping World.

Long-time RV and Marine Industry Experience and Relationship

John Yozamp, Founder of Expion360, pioneered multiple new recreational concepts in the RV industry. As the previous founder and owner of Zamp Solar, he has extensive relationships in the RV OEM industry.

Strong Insider Ownership

Expion360 is owned and managed by a team with a strong track record in the RV and clean energy spaces. In addition, our company insiders owned over 59% equity in the company immediately prior to the offering, signaling a strong commitment and personal investment in the company.

Expansion into New Markets

While RV and marine applications currently drive revenue, Expion360 has plans to expand into the home energy market in the coming years. We are currently planning to launch the e360 Home Energy Storage system in 2024, providing customers a cost-effective and flexible energy storage system. Our e360 Home Energy Storage system is planned to target entry level customers with its modular design that will allow for DIY expansion. We see the vision of stored energy as a portable, moving concept, where stored energy can be transported from the home to other devices outside of it. Furthermore, Expion360 plans to file for IP protection for Expion360’s “Smart Talk” upon completion of development. “Smart Talk” is designed to allow multiple batteries in a bank to communicate as one and be linked to a network.

Strong Distribution Channels

Expion360 has sales relationships with many major RV and marine retailers and plans to use, what we believe is, a strong reputation in the lithium battery space to create an even stronger distribution channel. John Yozamp has used his decades of experience in the energy and RV industries to cultivate relationships with numerous retailers in the space. Expion360 has already established a sales relationships with Camping World, the largest RV retailer with sales representing around 25% of all new RV’s sold nationwide, as well as Electric World, Patrick Distribution, and NTP-STAG, a leading distributor of aftermarket RV parts.

Looking forward, Expion360 has a chance to further expand revenue in the first half of 2022. We have planned sales relationships with Meyer Distributing and Land ‘n Sea, which have combined annual revenues approaching $200 million. We also plan to begin sales relationships with Lewis Marine Supply, Northern Wholesale Supply, and Lorenz and Jones, which are large wholesalers of RV and boat parts, in 2022.

Product Section

The Company has the following products:

-	Group 24 batteries, the VPR 4EVER Classic 60Ah lithium battery, the VPR 4EVER Classic 80Ah lithium battery, and the VPR 4EVER Platinum 95Ah lithium battery;

-	Group 27 batteries, the VPR 4EVER Classic 100Ah lithium battery and the VPR 4EVER Platinum 120 Ah lithium battery;

-	Custom battery, the VPR 4EVER Platinum 360Ah lithium battery;

-	DC battery charger;

-	Industrial tie downs – 7 models;

-	A battery monitor;

-	A terminal block; and

-	Bus bars

Competitors

Our competitors include Relion, which was acquired by Brunswick Corporation in September 2021, Battle Born Batteries and Dakota Lithium

Supply Chain

As the adoption and popularity of lithium ion batteries continues to increase, we are ever vigilante in studying the possible risks to our supply chain. Our current contract manufacturers that produce our cells have assured us a continued supply for at least the next 5 years. They are based in China, but also have joint venture factories outside of China, and have secured sourcing contracts from Lithium suppliers in South America and Australia.

The potential shortage of lithium has been a discussion in the news for over 10 years, but so far has been mostly speculative. In addition, lithium is used in a variety of different industries, which adds to the uncertainty of future demand, due to the fluctuations in those industries.

From 2010 until 2015, the price of lithium stayed fairly flat. In 2016 the price started to rise, fueled by the fear of material shortages. As a result of the higher prices, new mining operations that had been in development, came online and companies invested in more efficient extraction processes.  The increases in production, led to an oversupply of lithium in 2019 and a sharp drop in prices. The lithium prices in 2020 ended below the 2016 prices that started the uptick. As a result, several operations were halted because the mining operations were not as lucrative. These operations still remain viable and are expected to go back into swing production as the market price moves above their target.

In addition to increased mining and newly located reserves, there is also an industry push to provide more efficient ways to extract lithium from the mined ore. One example of this, that we are keeping a close eye on, is a new refining technology developed by EnergyX and currently in large scale testing. Their proprietary process reduces the average extraction time from 18 months to just a few days. It also increases the recovery rate from approximately 30% to over 90%. These technology advancements by EnergyX and several other companies in the industry, will help the global supply be more efficiently captured.

Another development of the past couple years is lithium cell recycling. This process will recapture the raw lithium from the cell, for reuse in future cells. There are three large projects currently underway or slated to start this year. The first recycling plant is scheduled to open in 2022. The ability to recover lithium from these discarded batteries, will provide an additional resource for many years to come.

The bigger issue for the EV market is not the supply of lithium for batteries, but instead the limited rare earth magnets that are required for the electrical motors used in those EV’s. Until suitable alternatives are developed, this will limit the growth of the EV market and their consumption of lithium. This will allow the newer lithium energy storage market to grow at an exponential rate, as seen in the last couple years.

The need for lithium reserves and other rare earth minerals has been an active topic of discussion in our government. Under the DOE, the National Energy Technology Laboratory is helping to manage the “Critical Minerals Sustainability Program”.

This program will not only focus on increasing the reserves of rare earth elements and critical minerals but will provide R&D resources to develop more efficient mining and extraction processes. These new processes will not only extract the rare earth elements but will also extract the critical minerals that are currently discarded as waste during some extraction processes. With governments around the world setting a priority for the increased efficiency to extract these materials, and to support companies that are a part of this global push, we should continue to see huge strides in the supply of lithium.

Facilities

Our corporate headquarters are in Redmond Oregon. This location houses our engineering, sales, accounting, and operations staff. It is also our primary product warehouse. Our headquarters is approximately 14,976 square feet at a cost of $17,971.20 per month. In Q1 of 2022 we added a second distribution warehouse in Elkhart Indiana to service and provide a stocking location for several large manufacturers in the area. Elkhart is the hub for 80% of all RV manufacturing in the United States. Other east coast customers will be supported from this location to reduce shipping times and costs to the customers. The square footage of this facility is approximately 7,000 square feet at a cost of $4,853.00 per month. As part of our onshoring agenda, we have also entered into an agreement to lease another facility in Redmond Oregon. This new facility will be used for our first battery pack assembly plant in the United States. Our current plan would be to have this plant operational and producing the first production parts by fourth quarter of 2022. The square footage of this facility is approximately 31,425 square feet at a cost of $31,425.00 per month.

Employees

As of December 31, 2021, we had 21 full-time employees. None of our employees are covered by collective bargaining agreements and we have never experienced an organized work stoppage, strike or labor dispute. We believe working conditions and compensation packages are competitive with those offered by competitors and consider our relations with our employees to be good.

Legal Proceedings

We are not currently engaged in any material legal proceedings.

OUR MANAGEMENT

Directors and Executive Officers

Below is a list of the names, ages as of December 31, 2021, positions, and a brief account of business experience, of the individuals who serve as the executive officers and directors effective as of the pricing of the offering.

Name	Age	Position
Executive Officers
John Yozamp	55	Chief Executive Officer, Chairman of the Board
Paul Shoun	50	Chief Operating Officer, Director
Brian Schaffner	52	Chief Financial Officer
Non-Employee Director Nominees
George Lefevre(1)(2)(3)	54	Director Nominee
Steven M Shum(1)(2)(3)	50	Director Nominee
David Hendrickson(1)(2)(3)	68	Director Nominee

(1)	Will be a member of our Audit Committee upon appointment

(2)	Will be a member of our Compensation Committee upon appointment to our board of directors

(3)	Will be a member of our Nominating and Corporate Governance Committee upon appointment

Executive Officers

John Yozamp—CEO and Chairman of the Board. John has been our CEO since inception in June 2016. John boasts over 30 years of sales and marketing experience, of which includes 24 years of product concept, development and manufacturing. John was recognized in the HDTV’s “Best New Idea” at the 2008 Chicago Hardware Show. In 2008, John supported the #1 item sold at the Sam’s club individual road show. Just prior to launching Expion360, John was founder, owner, and operator of the largest solar manufacturing company (Zamp solar) in the US focusing on the RV and off grid markets.

Paul Shoun—Chief Operating Officer. Paul has been our COO since inception in June 2016. Paul brings over 30 years of engineering experience, with over 17 years managing a corporate consulting firm. He brings extensive expertise in Project management, product development, engineering leadership, business accounting, ERP/CRM system management, and product marketing. Notable clients include Chrysler, Boeing, Nike IHM, Intel, and Daimler Trucks North America.

Brian Schaffner – Chief Financial Officer.  Brian has served as our Chief Financial Officer, beginning in March 2021. He is a seasoned executive having served over the past three decades in a variety of capacities including CEO, CFO, CIO and controller in senior-living, assisted-living skilled nursing facilities and retail stores. Brian’s educational instructional experience includes the secondary and university levels with courses including accounting, management, personal finance, welding, auto mechanics and aviation ground school. Brian graduated from Walla Walla College with a Bachelor of Science in Business Administration and Accounting in 1992, and from the University of Phoenix with a Masters in Business Administration in 1997.

Non-Employee Director Nominees

George Lefevre—Independent Director Nominee. George is a nominee to our board of directors Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. Mr. Lefevre is a business consultant focused on business development and structural guidance for companies. From 2009 through 2020, Mr. Lefevre was the founder of HAPA Capital, LLC. HAPA was a consulting firm specializing in bio-technology and frontier technology. From 2014 through 2015, Mr. Lefevre was the CEO of a startup company that completed a change in management effective June 26, 2014, and expanded into hemp and cannabidiol (“CBD”) industry. The expansion was focusing on the development, research, and commercialization of products derived from hemp and cannabis plants. From 1991 to 1998, Mr. Lefevre directly invested in and managed investment portfolios. Mr. Lefevre was also the President of GL Investment Group, a regional investment bank in Southern California where he was directly responsible for providing in excess of $500 million in funding to biotechnology and high-tech companies. Mr. Lefevre graduated from California State University, Long Beach with a Bachelor of Science in Business Administration, majoring in Finance.

Steven M. Shum—Independent Director Nominee. Steve is a nominee to our board of directors Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. Steve is the Chief Executive Officer of INVO Bioscience, Inc. (Nasdaq: INVO), a position he has held since October 10, 2019, and is also a director of INVO Bioscience, Inc., a position he has held since October 11, 2017. Previously, Mr. Shum was Interim Chief Executive Officer (from May 2019 to October 7, 2019) and Chief Financial Officer of Eastside Distilling (Nasdaq: ESDI) (from October 2015 to August 2019). Prior to joining Eastside, Mr. Shum served as an Officer and Director of XZERES Corp, a publicly-traded global renewable energy company, from October 2008 until April 2015 in various officer roles, including Chief Operating Officer from September 2014 until April 2015, Chief Financial Officer, Principal Accounting Officer and Secretary from April 2010 until September 2014 (under former name, Cascade Wind Corp) and Chief Executive Officer and President from October 2008 to August 2010. Mr. Shum also serves as the managing principal of Core Fund Management, LP and the Fund Manager of Core Fund, LP. He was a founder of Revere Data LLC (now part of Factset Research Systems, Inc.) and served as its Executive Vice President for four years, heading up the product development efforts and contributing to operations, business development, and sales. He spent six years as an investment research analyst and portfolio manager of D.N.B. Capital Management, Inc. His previous employers include Red Chip Review and Laughlin Group of Companies. He earned a B.S. in Finance and a B.S. in General Management from Portland State University in 1992.

David Hendrickson—Independent Director. David is a nominee to our board of directors Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, whose formal election will occur concurrent with the effectiveness of this registration statement. David is an accomplished business advisor of publicly traded global corporations across many industries. He has an intimate understanding of effective corporate governance and how it affects a company’s valuation. He has served as Chief Executive Officer of DLH International since 2001. His focus includes board governance, organizational development, C-suite buildouts, strategic planning, compensation, marketing and Environmental, Social, and Corporate Governance (ESG) risk factors. Prior to founding DLH International, he was a Senior Partner and Board Member at Heidrick & Struggles International, Inc., in London, Paris, New York and Greenwich. He was a founding partner of the Firm’s Transnational Practice and a senior member of the Firm’s International Technology Practice.

David serves on the advisory board of a private liberal arts college and has served on private company boards. He served as an elected Board Member of the Rainforest Alliance, New York, NY, and the Stanford Institute for the Quantitative Study of Society (SIQSS), Stanford University. He is an active member of the National Association of Corporate Directors.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a governance committee. Our board of directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Effective immediately prior to the effectiveness of the registration statement of which this prospectus forms a part, each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq, which is available on our website at www.expion360.com. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our common stock.

Audit Committee

Our Audit Committee will consist of Messrs. Lefevre, Shum and Hendrickson, each of whom meet the requirements for independence under Nasdaq listing standards and SEC rules and regulations. Mr. Shum will be the chair of our Audit Committee and will be our “audit committee financial expert” as such term is defined under SEC rules and regulations. Our audit committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the board of directors;

●	preparing the audit committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the audit.

Our Audit Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable SEC rules and Nasdaq listing standards.

Compensation Committee

Our Compensation Committee will consist of Messrs. Lefevre, Shum and Hendrickson, each of whom meet the requirements for independence under the Nasdaq listing standards and SEC rules and regulations. In addition, each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 of the Exchange Act. Mr. Hendrickson will be the chair of our Compensation Committee. The Compensation Committee is responsible for, among other things:

●	assisting the board of directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as an enumerated and consistent with the compensation committee charter.

Our Compensation Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee will consist of Messrs. Lefevre, Shum and Hendrickson, each of whom meets the requirements for independence under Nasdaq listing standards. Mr. Lefevre will be the chair of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the board of directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the board of directors and the nominating and corporate governance committee;

●	recommending to the board of directors the appointment of director nominees that meet the selection criteria;

●	recommending to the board of directors the appointment of directors to serve on each committee of the board of directors;

●	developing and recommending to the board of directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the board of directors, and of each committee of the board of directors; and

●	performing such other duties and responsibilities as are consistent with the nominating and corporate governance committee charter.

Our Nominating and Corporate Governance Committee will operate under a written charter to be effective prior to the consummation of this offering, which satisfies the requirements of applicable Nasdaq listing standards.

Code of Business Conduct and Ethics

Prior to the completion of this offering, our board of directors will adopt a written code of business conduct and ethics that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, and chief operational officer or persons performing similar functions. The code of business conduct and ethics will be available on the investor relations portion of our website at www.expion360.com upon the completion of this offering.

We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any chief executive officer, chief financial officer, chief operations officer, or persons performing similar functions, or our directors, on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Upon the close of the offering, the composition of our Board Committees will be as follows:

Director	Executive Officer	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
John Yozamp	CEO	No	—	—	—
Paul Shoun	COO	No	—	—	—
George Lefevre	Governance Chair	Yes	Yes	Yes	Yes
Steven M. Shum	Audit Chair	Yes	Yes	Yes	Yes
David Hendrickson	Compensation Chair	Yes	Yes	Yes	Yes

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or on our compensation committee.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). This discussion contains forward-looking statements that are based on our current plan documents and considerations regarding possible future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Executive Compensation Summary

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2020 and 2021. Our named executive officers are:

●	John Yozamp - Chairman and Chief Executive Officer

●	Paul Shoun - Chief Operating Officer, Secretary and Director

●	Brian Schaffner - Chief Financial Officer

●	Paul Colburn (Chief Financial Officer from November 2021 through February 2022)

The following table provides details with respect to the total compensation of our NEOs during the fiscal years ended December 31, 2020 and 2021. Our NEOs are (a) each person who served as our Chief Executive Officer during 2020 and 2021, (b) the next two most highly compensated executive officers serving as of December 31, 2020 and 2021 whose total compensation exceeded $100,000 and (c) any person who could have been included under (b) except for the fact that such persons were not an executive officer on December 31, 2020 or 2021.

2020 and 2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

John Yozamp	2021	197,269	—	—	—	—	—		197,269
(Chairman & CEO)	2020	87,000	__	__	__	__	__		87,000
Paul Shoun	2021	165,824	—	—	—	—	—		165,824
(COO and Director)	2020	91,307	__	__	__	__			91,307
Brian Schaffner	2021	nil	—	—	—	—	17,700	(1)	17,700
(CFO)	2020	__	__	__	__	__	__		__
Paul Colburn(2)	2021	22,500	__	__	__	__	__		22,500

(1)	Brian Schaffner served as a financial consultant during 2021 (prior to his appointment as CFO in February 2022) and received consulting fees for those services.

(2)	Paul Colburn served as the Company’s CFO from November 2021 through February 2022.

Employment Agreements and Incentive Compensation

We have entered into employment agreements with our CEO and COO to reflect their current compensation arrangements and to include additional restrictive covenants, including a two-year non-competition provision (as permissible by applicable state law) and a two year no solicitation and no disparagement provision. The employment agreement for each of our CEO and COO provides for continuing at-will employment from the executive until the earlier of the termination of employment of the executive with the Company or the termination of the employment agreement. Under the terms of the employment agreements, each of these officers is entitled to a base salary per annum of $330,000 for our CEO and $260,000 for our COO, eligible for an annual bonuses to be granted by the Board or Compensation Committee based on performance objectives and targets established annually and may receive an annual salary increase commensurate with such officer’s performance during the year. Bonuses and salary increases are at the discretion and established by the Board of Directors. Our CEO and COO are also entitled to participate in the 2021 Incentive Award Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, vacation, paid time off, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. Our CEO and COO are also entitled to annual fringe benefits and perquisites and reimbursement for reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred in connection with the performance of their duties. In addition, the employment agreements contain provisions providing for severance payments (including up to 12 months of base salary) and continuation of benefits under certain circumstances including termination by us without cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us. Each employment agreement also contains covenants relating to confidentiality and non-competition (as permissible by applicable state law).

Other than the employment agreements with our CEO and COO, we do not have employment agreements with our other executive officers.

Incentive Compensation Plans

The following summarizes the material terms of our Expion360 Inc. 2021 Incentive Award Plan (the “2021 Incentive Award Plan”) and our 2021 Employee Stock Purchase Plan (the “2021 ESPP”), which will be the long-term incentive compensation plans in which our directors and employees (including our NEOs) are eligible to participate following the consummation of this offering.

2021 Incentive Award Plan

We adopted the 2021 Incentive Award Plan to become effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective. The principal purpose of the 2021 Incentive Award Plan is to attract, retain and motivate select employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the 2021 Incentive Award Plan are summarized below.

Share Reserve

Under the 2021 Incentive Award Plan 10% of the fully diluted shares of all classes of the Company’s common stock outstanding immediately following the first date upon which our common stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, SARs, restricted stock awards, RSUs, performance bonus awards, performance stock unit awards, dividend equivalents or other stock- or cash-based awards. The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Incentive Award Plan will be increased by an annual increase on January 1, 2022 and ending January 1, 2031, equal to the lesser of (A) 5% of the shares of all series of our common stock outstanding on the last day of the immediately preceding year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 1,000,000 shares of stock may be issued upon the exercise of incentive stock options (“ISOs”), as adjusted for any equity restructuring.

The following counting provisions will be in effect for the share reserve under the 2021 Incentive Award Plan:

●	to the extent that an award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or canceled, in any case, in a manner that results in the Company acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the 2021 Incentive Award Plan;

●	to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2021 Incentive Award Plan, such tendered or withheld shares will be available for future grants under the 2021 Incentive Award Plan;

●	to the extent shares subject to stock appreciation rights (“SARs”) are not issued in connection with the stock settlement of SARs on exercise thereof, such shares will be available for future grants under the 2021 Incentive Award Plan;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2021 Incentive Award Plan; and

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our future subsidiaries will not be counted against the shares available for issuance under the 2021 Incentive Award Plan.

In addition, the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to all cash-based awards to any individual for services as a non-employee director during any calendar year may not exceed $1,000,000.

Administration

The compensation committee of our board of directors is expected to administer the 2021 Incentive Award Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3 under the Exchange Act (“Rule 16b-3”), is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3. The 2021 Incentive Award Plan provides that the board of directors or compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or to officers or directors to whom authority to grant awards has been delegated.

Subject to the terms and conditions of the 2021 Incentive Award Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2021 Incentive Award Plan. The administrator is also authorized to adopt, amend or rescind rules relating to the administration of the 2021 Incentive Award Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2021 Incentive Award Plan.

Eligibility

Awards under the 2021 Incentive Award Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our future subsidiaries. Such awards also may be granted to our directors. However, only employees of the Company or certain of the Company’s future subsidiaries may be granted incentive stock options.

Awards

The 2021 Incentive Award Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2021 Incentive Award Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

●	Restricted Stock Units (“RSUs”) may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	Stock Appreciation Rights (“SARs”) may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2021 Incentive Award Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2021 Incentive Award Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

●	Other Stock- or Cash-Based Awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock- or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Adjustments of Awards

The administrator has broad discretion to take action under the 2021 Incentive Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to the 2021 Incentive Award Plan and outstanding awards.

Change in Control

In the event of a change in control, unless the administrator elects to terminate an award in exchange for cash, rights or other property, or cause an award to accelerate in full prior to the change in control, such award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the award will be subject to the terms and conditions of the applicable award agreement. In the event the acquirer refuses to assume or replace awards granted, prior to the consummation of such transaction, awards issued under the 2021 Incentive Award Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to awards under the 2021 Incentive Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Amendment and Termination

The administrator may terminate, amend or modify the 2021 Incentive Award Plan at any time and from time to time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional stockholder approval.

No ISOs may be granted pursuant to the 2021 Incentive Award Plan after the tenth anniversary of the effective date of the 2021 Incentive Award Plan, and no additional annual share increases to the 2021 Incentive Award Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2021 Incentive Award Plan will remain in force according to the terms of the 2021 Incentive Award Plan and the applicable award agreement.

2021 ESPP

We adopted the 2021 ESPP effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective. The 2021 ESPP is designed to allow our eligible employees to purchase shares of our common stock, at periodic intervals, with their accumulated payroll deductions. The 2021 ESPP consists of two components: a Section 423 component, which is intended to qualify under Section 423 of the Code and a non-Section 423 component, which need not qualify under Section 423 of the Code. The material terms are summarized below.

Administration

Subject to the terms and conditions of the 2021 ESPP, our compensation committee will administer the 2021 ESPP. Our compensation committee can delegate administrative tasks under the 2021 ESPP to the services of an agent and/or employees to assist in the administration of the 2021 ESPP. The administrator will have the discretionary authority to administer and interpret the ESPP. Interpretations and constructions of the administrator of any provision of the 2021 ESPP or of any rights thereunder will be conclusive and binding on all persons. We will bear all expenses and liabilities incurred by the administrator.

Share Reserve

The number of shares initially reserved for issuance or transfer pursuant to awards under the 2021 Incentive Award Plan will be increased by an annual increase on January 1, 2022 and ending January 1, 2031, equal to the lesser of (A) 1% of the shares of all series of our common stock outstanding on the last day of the immediately preceding year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 2,500,000 shares of stock may be issued upon the exercise of incentive stock options (“ISOs”).

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the 2021 Equity Incentive Plan but not yet placed under option, as well as the price per share and the number of shares of common stock covered by each option under the 2021 Incentive Award Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the administrator, whose determination in that respect shall be final, binding and conclusive.

Eligibility

Employees eligible to participate in the 2021 ESPP for a given offering period generally include employees who have been employed by us or one of our future subsidiaries for a specified period of time prior to the first day of the offering period, or the enrollment date. Our employees (and, if applicable, any employees of our future subsidiaries) who customarily work less than five months in a calendar year or are customarily scheduled to work less than 20 hours per week will not be eligible to participate in the 2021 ESPP. Finally, an employee who owns (or is deemed to own through attribution) 5% or more of the combined voting power or value of all our classes of stock or of one of our future subsidiaries will not be allowed to participate in the 2021 ESPP.

Effectiveness

We adopted the 2021 ESPP to become effective on the date immediately prior to the date our registration statement of which this prospectus forms a part became effective.

Participation

Employees will enroll under the 2021 ESPP by completing a payroll deduction form permitting the deduction from their compensation of at least 1% of their compensation but not more than 15% of their compensation. Such payroll deductions will be expressed as a whole number percentage, and the accumulated deductions will be applied to the purchase of shares on each purchase date. However, a participant may not purchase more 100,000 shares in each purchase period and, under the Section 423 component, may not accrue the right to purchase shares of common stock at a rate that exceeds $25,000 in fair market value of shares of our common stock (determined at the time the option is granted) for each calendar year the option is outstanding (as determined in accordance with Section 423 of the Code). The administrator has the authority to change the per purchase period limitation for any subsequent offering period.

Offering

Under the 2021 ESPP, participants are offered the option to purchase shares of our common stock at a discount during a series of offering periods, which may be comprised of multiple purchase periods. The administrator may determine the duration and timing of offering periods in its discretion. However, in no event may an offering period be longer than 27 months in length.

The option purchase price will be the lower of 85% of the closing trading price per share of our common stock on the first day of an offering period in which a participant is enrolled or 85% of the closing trading price per share on the purchase date, which will occur on the last day of each purchase period.

Unless a participant has previously canceled his or her participation in the 2021 ESPP before the purchase date, the participant will be deemed to have exercised his or her option in full as of each purchase date. Upon exercise, the participant will purchase the number of whole shares that his or her accumulated payroll deductions will buy at the option purchase price, subject to the participation limitations listed above.

A participant may cancel his or her payroll deduction authorization at any time prior to the end of the offering period. Upon cancellation, the participant will receive a refund of the participant’s account balance in cash without interest. Following at least one payroll deduction, a participant may also decrease (but not increase) his or her payroll deduction authorization once during any purchase period. If a participant wants to increase or decrease the rate of payroll withholding, he or she may do so effective for the next offering period by submitting a new form before the offering period for which such change is to be effective.

Amendment and Termination

Our board of directors may amend, suspend or terminate the 2021 ESPP at any time. However, the board of directors may not amend the 2021 ESPP without obtaining stockholder approval within twelve months before or after such amendment to the extent required by applicable laws.

Option Exercises and Stock Vested in 2021 and 2020

During 2021 and 2020, there were no option exercises and no vesting of options for any of our named executive officers or senior management employees.

Compensation of Non-Executive Directors

As the appointment of each of our non-executive directors is conditional upon completion of the offering, they had not received any compensation from us immediately prior to the offering.

Director Compensation Arrangements

Our Board of Directors are not remunerated for their services as directors, other than being reimbursed for out-of-pocket expenses incurred in connection with rendering such services.

The independent members of the Board of Directors will each be compensated for their services as directors either through a grant of 12,000 stock option and cash compensation of $55,000 per year or with 30,000 stock options per year. The exercise price per share of the stock options will be equal to the initial public offering price.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We have adopted a Related Party Transaction policy effective January 1, 2022, setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

As of January 1, 2020, the Company had an outstanding principal balance of $250,000 under an unsecured promissory note owed to John Yozamp, Chairman of the Board of Directors and CEO (the “CEO Note”). The CEO Note was converted into a convertible debenture in May 2021 which was subsequently converted into 236,498 shares of our common stock on October 29, 2021.

As of January 1, 2020, the Company had an outstanding principal balance of $262,500 under an unsecured promissory note owed to James Yozamp, a holder of approximately 12.9% of our outstanding capital stock as of December 31, 2021, and brother to John Yozamp, our CEO and Chairman of our Board, (the “James Yozamp Note”), which remained outstanding immediately prior to this offering. The James Yozamp Note requires monthly interest only payments at 10% per annum. The James Yozamp Note matures on December 31, 2024.

On May 21, 2021, in exchange for his $20,000 investment, the Company issued a convertible debenture in principal amount of $20,000 to Paul Shoun, our COO (the “COO Debenture”), which was converted into 17,325 shares of our common stock on October 29, 2021.

As we had not adopted our Related Party Transaction policy prior to the date of the issuances, the issuances of the CEO Note, the James Yozamp Note and the COO Debenture, and the conversions of the CEO Note into a debenture and subsequently into shares, and the COO Debenture into shares, were not approved in accordance with our Related Party Transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our common stock as of December 31, 2021, as to (1) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our common stock; (2) each of our directors; (3) each named executive officer; and (4) all directors and executive officers of the Company as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, OR 97756.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. All shares of common stock subject to options or warrants exercisable within 60 days of December 31, 2021, are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 4,300,000 shares of common stock outstanding as of December 31, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned	% of Class*

5% or Greater Stockholders:

John Yozamp	1,546,287	36.0
AOS Holdings, LLC	637,935	14.9
James Yozamp Jr.	552,673	12.9
Joel R. Yozamp	331,604	7.7

Directors and Named Executive Officers:

John Yozamp (Chairman of the Board and Chief Executive Officer)	1,546,287	36.0
Paul Shoun (Chief Operations Officer and Director)	137,471	3.2
Brian Schaffner (Chief Financial Officer)	—	—
George Lefevre (Director Nominee)	—	—
Steven M. Shum (Director Nominee)	—	—
David Hendrickson (Director Nominee)	—	—

Directors and Executive Officers as a Group (six persons) (6)	1,683,758	39.	2

*  Based on the 4,300,000 shares of common stock issued and outstanding immediately prior to the offering

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, except as noted. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Expion360, 2025 SW Deerhound Avenue, Redmond, Oregon 97756.

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our Articles of Incorporation and Bylaws. The descriptions of the common stock and preferred stock give effect to changes to our capital structure that will occur immediately prior to the completion of this offering.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share.

Immediately prior to this offering, 4,300,000 shares of our common stock on a pro forma basis were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions. We currently do not have any shares of, or securities convertible into, preferred stock outstanding.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Warrants

Outstanding Warrants

Immediately prior to this offering, we had outstanding warrants to purchase up to 710,431 shares of common stock, of those warrants, warrants to purchase 151,000 of the shares had an exercise price of $2.90 per share and warrants to purchase the remaining 559,431 shares had an exercise price of $3.32 per share.

Options

Outstanding Options

Immediately prior to this offering, we had outstanding options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Anti-Takeover Effects of Provisions of Our Charter Documents

The provisions of Nevada law and our Bylaws may have the effect of delaying, deferring or preventing another party from acquiring control of the company. These provisions may discourage and prevent coercive takeover practices and inadequate takeover bids.

Nevada Law

Nevada law contains a provision governing “acquisition of controlling interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: 20 to 33-1/3%; 33-1/3 to 50%; or more than 50%.

Our Articles of Incorporation include a mandatory forum provision that, to the fullest extent permitted by law, the Nevada Eighth Judicial District of Clark County Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company's stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92Aor any provision of the Articles of Incorporation or Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or Bylaws or (e) any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or rules and regulations thereunder and would preempt the choice of forum provisions in our Articles of Incorporation with respect to such matters.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or Board of Directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the Nevada law. An Issuing Corporation is a Nevada corporation which (i) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada, and (ii) does business in Nevada directly or through an affiliated corporation.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of us. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (iii) representing 10% or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10% or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the Board of Directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the Board of Directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher, (ii) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher, or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Articles of Incorporation and Bylaws

Our Articles of Incorporation are silent as to cumulative voting rights in the election of our directors. Nevada law requires the existence of cumulative voting rights to be provided for by a corporation’s Articles of Incorporation. In the event that a few stockholders end up owning a significant portion of our issued and outstanding common stock, the lack of cumulative voting would make it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors. Our Articles of Incorporation and Bylaws do not contain any explicit provisions that would have an effect of delaying, deferring or preventing a change in control of us.

Registration Rights

In November 2021, the Company issued senior secured promissory notes in aggregate principal amount of $1,600,000. The notes included detachable warrants to purchase 559,431 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. The related subscription agreement included an obligation by the Company to register the shares underlying these warrants upon the Company’s initial public offering. We expect to register the shares underlying these warrants by filing a separate registration statement with the SEC substantially concurrently with this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Pacific Stock Transfer Company. Pacific Stock Transfer Company’s address and phone number is: 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119; telephone number (800) 785-7782.

Listing

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

SHARES ELIGIBLE FOR FUTURE SALE

Before our initial public offering, there has not been a public market for our securities. Future sales of substantial amounts of shares of our common stock or securities convertible into our common stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after our initial public offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

After our initial public offering, we will have outstanding 6,445,000 shares of our common stock, based on the number of shares outstanding as of December 31, 2021. This includes 2,145,000 shares that we are selling in our initial public offering, which shares may be resold in the public market immediately following our initial public offering, and assumes no additional exercise of outstanding options or warrants.

As a result of the lock-up agreements and market standoff provisions described below and subject to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

•	on the date of this prospectus, none of these restricted securities will be available for sale in the public market.

UNDERWRITING

Paulson Investment Company LLC and Alexander Capital, LP are acting as the representatives of the underwriters of this offering. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, each of the underwriters named below has severally agreed to purchase from us the respective number of shares of common stock shown opposite its name below:

Underwriters	Number of Shares

Paulson Investment Company LLC	285,714
Alexander Capital, LP	1,073,572
Revere Securities LLC	785,714
Total	2,145,000

The underwriting agreement provides that the underwriters’ obligation to purchase Shares depends on the satisfaction of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriters.

Initial public offering price	$7.00	$15,015,000
Underwriting discounts and commissions (1)	$0.56	$1,201,200
Proceeds, before expenses, to us	$6.44	$13,813,800

Commissions and Expenses

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$7.00	$15,015,000	$17,267,250
Underwriting discount (8%)	$0.56	$1,201,200	$2,325,180
Proceeds, before expenses, to us	$6.44	$13,813,800	$15,885,870

The underwriters propose to offer the Shares directly to the public at the public offering price on the cover of this prospectus and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.56 per share.

The expenses of this offering that are payable by us are estimated to be approximately $473,200 (which excludes estimated underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters). We will be responsible for all of the underwriters expenses related to this offering, including filing fees and communication expenses for the registration of the shares, all filing fees associated with the review of this offering by FINRA, fees and expenses relating to the listing of the shares of common stock on The Nasdaq Capital Market, fees relating to background checks (up to a maximum of $473,200), fees relating to the registration, qualification or exemptions of the shares under securities laws of foreign jurisdictions, cost of making and printing the underwriting documents, cost and expenses of a public relations firm, cost of preparing, printing and delivering stock certificates, fees and expenses of the transfer agent, and fees and expenses of our legal counsel, road show expenses for this offering, and fees and expenses of the underwriters legal counsel. The maximum amount of fees, costs and expenses incurred by the underwriters that we shall be responsible for may not exceed $175,000. We have also agreed to pay the representative a non-accountable expense fee equal to $25,000, which is inclusive of the $175,000 cap referred to above.

Option to Purchase Additional Securities

We have granted the underwriters an option exercisable for 45 days after the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 321,750 shares of common stock (15% of the shares of common stock sold in this offering) from us in any combination thereof to cover over allotments, if any, at the public offering price, less underwriting discounts and commissions and the non-accountable expense allowance payable to the underwriters. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional shares or Warrants based on the underwriter’s percentage underwriting commitment in this offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

All of our directors, executive officers and certain of our shareholders have agreed that, for a period of 180 days after the date of this prospectus and subject to certain limited exceptions, we and they will not, directly or indirectly, without the prior written consent of Paulson Investment Company LLC (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) (ii), (iii) or (iv) above is to be settled by delivery of common stock or other securities, in cash or otherwise.

Paulson Investment Company LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Paulson Investment Company LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time. Paulson Investment Company LLC has agreed to allow one shareholder to sell up to 64,000 of its shares prior to the expiry of the lock-up period.

We also agreed pursuant to that lock-up agreement that, without the prior written consent of the representatives, we will not, during the restricted period (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (other than the shares sold in this offering and common stock issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing prior to this offering or pursuant to currently outstanding options, warrants or rights) provided that either (a) such shares shall not vest during the restricted period or (b) the grantee of such shares will execute a lock-up agreement; (ii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock other than a registration statement on Form S-4 or S-8; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

The restrictions contained in the preceding paragraph do not apply to (i) the securities to be sold in connection with this offering, or (ii) the issuance of shares of common stock upon the exercise of a stock option or warrant or the conversion of a security outstanding prior to this offering.

Underwriters’ Warrants

We have also agreed to issue to the underwriters or their designees at the closing of this offering, warrants (the “Underwriters’ Warrants”) to purchase an aggregate of 128,700 shares of common stock (8% of the number of shares sold in the offering, excluding the over-allotment option). The Underwriters’ Warrants will be exercisable at any time and from time to time, in whole or in part, during a period commencing six months from the effective date of this offering and expiring five years from the effective date of the offering. The Underwriters’ Warrants will be exercisable at a price equal to 130% of the public offering price per share of common stock and such warrants shall be exercisable on a cash basis, provided that if a registration statement registering the common stock underlying the Underwriters’ Warrants is not effective, the Underwriters’ Warrants may be exercised on a cashless basis. The Underwriters’ Warrants and any shares issued upon exercise of the Underwriters’ Warrants have been deemed compensation by FINRA and are, therefore, subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters or their permitted assignees under this Rule 5110(g)(1) shall not sell, transfer, assign, pledge or hypothecate the Underwriters’ Warrants or any shares issued upon exercise of the Underwriters’ Warrants, nor engage in any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Underwriters’ Warrants and any shares issued upon exercise of the Underwriters’ Warrants, for a period of 180 days from the effective date of the offering, except that they may be assigned, in whole or in part, as specifically set forth in the underwriting agreement. The Underwriters’ Warrants will provide for customary anti-dilution provisions (for stock dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110, and the number of shares underlying the Underwriters’ Warrants shall be reduced, or the exercise price increased, if necessary, to comply with FINRA rules or regulations. Further, the Underwriters’ Warrants will provide for a one-time demand registration right, exercisable for a duration of five years from the effective date of this offering and unlimited piggyback rights, exercisable for a duration of two years from the initial exercise of the warrant. The Underwriters’ Warrants and underlying shares are included in this prospectus.

Right of First Refusal

We granted the representative a right of first refusal to act as sole and exclusive underwriter, bookrunner, and placement agent for any and all future equity, equity-issued or debt offerings for the 36 month period following closing of this offering.

Offering Price Determination

The actual offering price of the Shares we are offering will be negotiated between us and the underwriters based upon, among other things, the trading of our shares prior to the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in the offering, which creates the syndicate short position. This short position may be either a covered short position or a naked short position. In a covered short position, the number of shares involved in the sales made by the underwriters in excess of the number of shares they are obligated to purchase is not greater than the number of shares that they may purchase by exercising their option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in their option to purchase additional shares. The underwriters may close out any short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through their option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.

Other than the prospectus in electronic format, the information on any underwriter’s or selling group member’s web site and any information contained in any other web site maintained by an underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Listing on The Nasdaq Capital Market

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

Discretionary Sales

The underwriters have informed us that they do not expect to sell more than 5% of the common stock in the aggregate to accounts over which they exercise discretionary authority.

Other Relationships

In November 2021, an entity owned by the spouse of an employee of the underwriter served as an advisor for our secured note financing for which we paid them fees of $200,000 in cash and warrants to purchase 28,936 shares of our common stock at an exercise price of $3.32 per share. Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to prospective investors in the European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier). This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.	persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.	the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Notice to Prospective Investors in Germany

Our common stock may be offered and sold in the Federal Republic of Germany only in compliance with the Prospectus Regulation, the Commission Delegated Regulations (EU) 2019/979 and (EU) 2019/980, each as of March 14, 2019 and the German Securities Prospectus Act (Wertpapierprospektgesetz), as amended, or any other laws applicable in Germany governing the issue, offering and sale of securities. This prospectus has not been approved under the Prospectus Regulation and, accordingly, our common stock may not be offered publicly in the Federal Republic of Germany. Our common stock will only be offered in the Federal Republic of Germany in reliance on an exemption from the requirement to publish an approved securities prospectus under the Prospectus Regulation. Any resale of our common stock in Germany may only be made in accordance with the Prospectus Regulation and other applicable laws.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in China

This prospectus will not be circulated or distributed in the PRC and the shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

MARKET PRICE AND DIVIDENDS

Market for Common Stock

Prior to this offering, there has been no market for our common stock. Future sales of substantial amounts of our common stock, or securities or instruments convertible into shares of our common stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after the offering concludes, due to the contractual and legal restrictions described below, there may be resales of substantial amounts of our common stock in the public market after those restrictions lapse. This could adversely affect the market price of our common stock prevailing at that time.

Upon the completion of the offering, a total of 6,445,000 shares of our common stock 6,766,750 shares if the underwriters exercise their option to purchase additional shares in full) will be outstanding. This number excludes any issuance of an aggregate of additional shares of common stock that could occur in connection with the conversion of our outstanding convertible warrants.

All shares of common stock sold in this offering by us will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. Shares of our common stock not sold in this offering are “restricted securities” within the meaning of Rule 144 and would be tradable only if they are sold pursuant to an effective registration statement filed under the Securities Act, or if they qualify for an exemption from registration, including under Rule 144.

Holders of Common Stock

Immediately prior to this offering, 4,300,000 shares of our common stock were outstanding.

Warrants and Stock Options

Immediately prior to this offering, we had outstanding warrants to purchase up to 710,431 shares of common stock, of those warrants, warrants to purchase 151,000 of the shares had an exercise price of $2.90 per share and warrants to purchase the remaining 559,431 shares had an exercise price of $3.32 per share. Immediately prior to this offering, we had outstanding options to purchase 30,000 shares of common stock granted to one individual which had an exercise price of $3.32.

Dividend Policy

We have never declared nor paid any cash dividends on our common stock, and we do not anticipate that we will pay any cash dividends on our common stock in the foreseeable future.  Any future determination regarding the payment of cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

Equity Compensation Plan Information

No securities were issued and outstanding under our equity compensation plans immediately prior to the offering as the adoption of these plans is contingent upon the completion of the offering.

EXPERTS

The Company’s consolidated financial statements as of and for the years ended December 31, 2021 and 2020 appearing elsewhere in this prospectus have been included herein in reliance upon the report of M&K CPAS PLLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of M&K CPAS PLLC as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Rowland Day of Bigfork, Montana and Parr Brown Gee & Loveless, PC, Salt Lake City, Utah. Sheppard, Mullin, Richter & Hampton LLP, New York, New York, is acting as counsel to the underwriters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our Company and the shares we are offering by this prospectus you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement and other materials that we file with the Securities and Exchange Commission without charge at the Public Reference Section of the Securities and Exchange Commission at 100 F Street, NE Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. In addition, you may request a copy of any of our periodic reports filed with the Securities and Exchange Commission at no cost, by writing or telephoning us at the following address:

Expion360 Inc.

2025 SW Deerhound Avenue

Redmond, OR 97756

(541) 797-6714

Our Internet address is https://expion360.com/. There we make available free of charge, on or through the investor relations section of our website, the reports and other information that we file with the SEC. Information contained on our website is not a prospectus and does not constitute a part of this prospectus and investors should not rely on any such information in deciding whether to invest.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the offering made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this prospectus speaks as of the date hereof. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

You should rely only on the information contained in or incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Expion360 Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Expion360 Inc. (the Company) as of December 31, 2021 and 2020, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 30, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial states have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company sustained recurring losses and negative cash flows from operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Convertible Notes Payable

As discussed in note 10, the Company received proceeds in exchange of convertible notes with warrants during the year. In anticipation of conversion from an LLC to a C corporation, the notes and warrants were modified and the debt was settled.

Auditing management’s evaluation of a gain or loss on debt extinguishment used significant judgement.

To evaluate the appropriateness and accuracy of the assessment by management, we evaluated management’s assessment in relationship to the relevant support.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2021.

Houston, Texas

March 3, 2022

Expion360 Inc.

Balance Sheets

As of December 31,	2021	2020

Assets
Current Assets
Cash and cash equivalents	$773,238	$290,675
Accounts receivable	775,160	208,725
Inventory	2,051,880	368,278
Prepaid/in-transit inventory	1,081,225	353,192
Prepaid expenses and other current assets	71,703	4,150
Total current assets	4,753,206	1,225,020

Property and equipment	523,419	212,761
Accumulated depreciation	(96,190)	(51,720)
Property and equipment, net	427,229	161,041

Other Assets
Operating leases - right-of-use asset	1,281,371	210,218
Deposits	63,901	8,117
Total assets	$6,525,707	$1,604,396

Liabilities and stockholders’ equity (deficit)

Current liabilities
Accounts payable	$63,180	$52,003
Customer deposits	436,648	—
Accrued expenses and other current liabilities	140,618	87,896
Line of credit and short-term revolving loans	550,000	830,000
Current portion of operating lease liability	218,788	68,102
Liability for sale of future revenues, net	11,502	120,844
Note payable in default	100,000	—
Current portion of long-term-debt	51,135	17,440
Liability for refunds	—	58,000
Total current liabilities	1,571,871	1,234,285

Long-term-debt, net of current portion and discount	779,486	248,470
Operating lease liability, net of current portion	1,092,861	153,146
Shareholder promissory notes	825,000	1,075,000
Convertible notes and accrued interest	—	273,157
Total liabilities	4,269,218	2,984,058

Stockholders’ equity (deficit)

Preferred stock, par value $.001; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.001; 200,000,000 shares authorized; 4,300,000 and 2,430,514 issued and outstanding as of December 31, 2021 and 2020, respectively	4,300	2,431
Additional paid-in capital	8,355,140	—
Accumulated deficit	(6,102,951)	(1,382,093)

Total stockholders’ equity (deficit)	2,256,489	(1,379,662)
Total liabilities and stockholders’ equity (deficit)	$6,525,707	$1,604,396

See accompanying notes to the financial statements

Expion360 Inc.

Statements of Operations for the Years Ended December 31, 2021 and 2020

For the years ending December 31,	2021	2020
Sales, net	$4,517,499	$1,571,736

Cost of sales	2,871,770	1,268,769

Gross profit	1,645,729	302,967

Selling, general and administrative	2,909,085	1,056,858

Loss from operations	(1,263,356)	(753,891)

Other (Income) Expense
Grant income	—	(80,000)
Interest Income	(169)	(851)
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Debt conversion expense	112,133	—
Extinguishment loss on debt settlement	2,791,087
Interest expense	554,044	196,887
Miscellaneous	(372)	—
Total other (income) expense	3,448,202	120,610
Loss before taxes	(4,711,558)	(874,501)

Franchise Taxes	9,300	1,979
Net loss	$(4,720,858)	$(876,480)

Net loss per membership unit (basic and diluted)	$(1.63)	$(.36)
Weighted-average number of membership units outstanding	2,888,695	2,430,514

See accompanying notes to the financial statements

Expion360 Inc.

Statements of Stockholders’ Equity (Deficit) for years ended December 31, 2021 and 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at December 31, 2019	2,430,514	$2,431	—	$(505,613)	$(503,182)
Net loss	—	—	—	(876,480)	(876,480)
Balance at December 31, 2020	2,430,514	$2,431	$—	$(1,382,093)	$(1,379,662)

Issuance of shares upon conversion of convertible notes	59,515	59	173,098	—	173,157
Effect of induced conversion of debt	—	—	112,133	—	112,133
Issuance of shares in exchange for building signage	6,667	7	19,993	—	20,000
Issuance of shares for cash (LLC)	156,768	157	521,843	—	522,000
Issuance of shares upon settlement of convertible notes	1,527,647	1,527	5,543,832	—	5,545,359
Issuance of shares in exchange for services	30,000	30	108,870	—	108,900
Issuance of shares for cash	88,889	89	316,311	—	316,400
Issuance of detachable warrants to long-term debt	—	—	809,806	—	809,806
Issuance of warrants to underwriters	—	—	262,354	—	262,354
Issuance of warrants in exchange for services	—	—	407,700	—	407,700
Issuance of options in exchange for services	—	—	79,200	—	79,200
Net loss	—	—	—	(4,720,858)	(4,720,858)
Balance at December 31, 2021	4,300,000	$4,300	$8,355,140	(6,102,951)	$2,256,489

See accompanying notes to the financial statements

Expion360 Inc.
Statements of Cash Flows for the years ended December 31, 2021 and 2020

Years Ended December 31,	2021	2020
Cash flows from operating activities

Net loss	$(4,720,858)	$(876,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	61,084	16,572
Accrued interest on convertible debt	103,701	3,157
Amortization of debt discount (sale of future liabilities)	95,284	4,171
Amortization of debt discount – notes	117,588	—
Debt conversion expense on induced conversion of convertible notes	112,133	—
Extinguishment loss on debt settlement	2,791,087	—
(Gain) Loss on disposal of property and equipment	(8,521)	4,574
Stock based compensation – shares issued for services	108,900	—
Stock based compensation – stock options issued for services	79,200	—
Changes in operating assets and liabilities:
Increase in accounts receivable	(566,435)	(176,600)
Increase in inventory	(1,683,602)	(5,490)
Increase in prepaid/in-transit inventory	(728,033)	(173,652)
Increase in other current assets	(69,552)	(400)
Increase in deposits	(55,784)	(5,006)
Increase (Decrease) in accounts payable	11,177	(34,403)
Increase in customer deposits and accrued expenses and other current liabilities	494,553	54,146
Increase (Decrease) in liability for refunds	(58,000)	58,000
Increase in right-of-use assets and lease liabilities	19,248	8,819
Net cash used in operating activities	(3,896,830)	(1,122,592)

Cash flows from investing activities
Purchases of property and equipment	(113,694)	(38,427)
Proceeds from disposal of property and equipment	—	1,675
Net cash used in investing activities	(113,694)	(36,752)

Cash flows from financing activities
Borrowings on line of credit and short-term revolving loans	—	970,000
Repayments on line of credit and short-term revolving loans	(280,000)	(192,574)
Proceeds from sale of future revenues, net of discount	125,000	125,000
Payments on liability for sale of future revenues	(329,626)	(8,327)
Proceeds from issuance of convertible notes, net of issuance costs	2,781,000	270,000
Proceeds from issuance of long-term debt, net of issuance costs	1,385,000	150,000
Principal payments on long-term debt	(26,687)	(3,590)
Proceeds from sale of units (LLC)	522,000	—
Proceeds from issuance of common stock	316,400	—
Net cash provided by financing activities	4,493,087	1,310,509

Net change in cash and cash equivalents	482,563	151,165
Cash and cash equivalents, beginning	290,675	139,510
Cash and cash equivalents, ending	$773,238	$290,675

 Expion360 Inc.

Statements of Cash Flows for the years ended December 31, 2021 and 2020

Supplemental disclosure of cash flow information:
Cash paid for interest	$341,257	$196,887
Cash paid for franchise taxes	1,829	$150

Non-cash operating activities:
Purchases of property and equipment in exchange for membership interests	$20,000	$—
Purchases of property and equipment in exchange for long-term debt	$183,058	$119,500
Reclassification of deposit to property and equipment	$2,000	$—
Reclassification of member’s promissory note to convertible note	$250,000	$—
Reclassification of convertible note to long-term debt	$100,000	$—
Reclassification of accrued interest to principal of long-term debt	$5,183	$—
Acquisition/modification of operating lease right-of-use asset and lease liability	$1,268,089	$180,494
Conversion of 2020 convertible notes to membership interests	$173,157	$—
Conversion of 2021 convertible notes into common stock	$3,282,701	$—
Fair value of warrants issued in connection with long-term debt recorded as discount and additional paid-in capital	$1,072,160	$—
Membership contributions transferred to additional paid-in capital upon conversion from LLC to C corporation	$827,290	$—

See accompanying notes to the financial statements

Expion360 Inc.

Notes to Financial Statements

1.    Organization and Nature of Operations

Expion360 Inc. (formerly Yozamp Products Company, LLC dba Expion360) (“the Company”) was incorporated in the state of Nevada in November 2021. Effective November 1, 2021, the Company converted to a C corporation. Prior to conversion, the Company was a limited liability company (LLC) with an indefinite life organized in the State of Oregon in June 2016. The LLC elected to be treated as a Subchapter S corporation effective January 1, 2017. Net profits and losses of the LLC and all distributions were allocated among the members in proportion to the ownership units held. The Original LLC Agreement was amended and restated on January 1, 2021 to add additional members and a non-voting class of member units. Upon conversion to a C corporation, all existing LLC members at the time of conversion were issued shares of common stock and became shareholders of the Company. (See Note 16 – Conversion to C Corporation).

The Company designs, assembles, and distributes premium lithium batteries for all RV, Marine, Golf, Industrial, Residential and Off-The-Grid needs. The Company uses Lithium-ion Phosphate (LiFePO4) as its battery chemistry. LiFePO4 chemistry is considered a top choice for high energy density, dependability, longevity, and safety, providing the ability to power anything, anywhere.

Beginning in March 2020, the COVID-19 pandemic and the measures imposed to contain this pandemic have disrupted and are expected to continue to impact the Company’s business. The magnitude of the impact of the COVID-19 pandemic on the Company’s productivity, results of operations and financial position, and its disruption to the Company’s business and battery development and timeline, will depend in part, on the length and severity of these restrictions and on the Company’s ability to conduct business in the ordinary course.

2.    Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Unless otherwise noted, all references to shares and shareholders in the accompanying financial statements have been restated retrospectively, to reflect the equity structure of the C corporation as of the beginning of the first period presented.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no impact on net earnings, financial position, or cash flows.

Going Concern

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional funding before the Company achieves sustainable revenues and profit from operations. The Company expects to continue to incur additional losses for the foreseeable future, and the Company will need to raise additional debt or equity financing.

As presented in the accompanying financial statements, the Company has sustained recurring losses and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date that the financial statements for the year ended December 31, 2021 are issued. However, management is working to address its cash flow challenges, including outside financing, alternative supply chain resources, and in-house assembly lines.

Expion360 Inc.

Notes to Financial Statements

The growing movement for green energy, has sparked increasing demand for lithium-ion batteries, which is the most prolific battery technology in use today. The Company’s sales in 2021 increased nearly threefold compared to 2020 and product demand continues to rise. During 2021, the Company received additional financing totaling approximately $5 million through equity purchases, convertible notes, and long-term debt. An initial public offering (“IPO”) is planned for first quarter of 2022. The funding will be used, in part, to build in-house assembly lines to improve the cash-flow cycle, side stepping the four-month turn around that the Company currently experiences from suppliers in China. A distribution/assembly warehouse has been secured in Indiana to better service customers throughout the U.S. beginning in the first quarter of 2022. Additionally, management has secured a secondary source for lithium-ion phosphate cells used in its batteries that is based in Denmark, should supply issues with China arise. Management believes that these factors will contribute to achieving profitability. However, there can be no assurance that the Company will be successful in achieving its objectives, including addressing its cash flow challenges.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary materially from the estimates that were used. The Company’s significant accounting estimates include the carrying value of accounts receivable and inventory, the depreciable lives of fixed assets, and reserves for returns and allowances.

Future events, including the extent and the duration of the COVID-19 related economic impacts, and their effects cannot be predicted with certainty and, accordingly, the Company’s accounting estimates require the exercise of judgment

Cash and Cash Equivalents

The Company considers all cash amounts which are not subject to withdrawal restrictions or penalties, and all highly liquid investments purchased with an original maturity of three months or less from the date of purchase to be cash equivalents. The Company maintains its cash balances with high-quality financial institutions located in the United States. Accounts are secured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 per institution. At times, balances may exceed federally insured limits. The Company has not experienced any losses in such accounts and management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents. At December 31, 2021, cash balances exceeded FDIC limits by approximately $562,000.

Accounts Receivable

Accounts receivable are recorded at the invoiced amount, are due within a year or less, and generally do not bear any interest. The Company performs ongoing credit evaluations of its customers and generally requires no collateral. An allowance for uncollectible accounts is recorded to reduce accounts receivable to the estimated amount that will be collected. The allowance is based upon management’s review of the accounts receivable aging and specific identification of potentially uncollectible balances. Recoveries of accounts previously written off and adjustments to the allowance for uncollectible accounts are recorded as adjustments to bad debt expense. There was no allowance for doubtful accounts at December 31, 2021 and 2020, as management believed all outstanding amounts to be fully collectible.

Customer Deposits

At December 31, 2021, the Company had customer deposits totaling $436,648 for a custom order.

Expion360 Inc.

Notes to Financial Statements

Inventory

Inventory is stated at the lower of cost (first in, first out) or net realizable value and consists of batteries and accessories, resale items, components, and related landing costs. Through 2020, the Company operated primarily as a distributor and inventory as of December 31, 2020 totaling $368,278 consisted of inventory parts and products purchased for resale. The Company began in-house assembly in 2021 and as of December 31, 2021, inventory consisted of finished assemblies totaling $985,537 and raw materials (inventory components, parts, and packaging) totaling $1,066,343. In 2021, the valuation of inventory included fixed production overhead costs based on normal capacity of the assembly warehouse.

The Company periodically reviews its inventory for evidence of slow-moving or obsolete inventory and provides for an allowance when considered necessary. The Company determined that no such reserve was necessary as of December 31, 2021 and December 31, 2020. The Company prepays for inventory purchases from foreign suppliers. Prepaid inventory totaled $1,081,225 and $353,192 at December 31, 2021 and December 31, 2020, respectively, and included inventory in transit where title has passed to the Company but has not yet been physically received.

Vendor and Foreign Concentrations of Inventory Suppliers

During 2021 and 2020, approximately 90% of inventory purchases were made from foreign suppliers in China and Hong Kong. An adverse change in either the economic or political conditions abroad could negatively impact the Company’s supply chain. The inability to obtain product to meet sales demand could adversely affect results of operations, however, the Company has secured a secondary source for lithium-ion phosphate cells used in its batteries from a supplier in Denmark, enabling the Company to source materials outside of China in the event it becomes necessary to do so.

Property and Equipment

Property and equipment are stated at cost less depreciation calculated on the straight-line basis over the estimated useful lives of the related assets as follows:

Vehicles and transportation equipment	5 - 7 years
Office furniture and equipment	5 - 7 years
Molds	5 – 10 years
Warehouse equipment	5 - 10 years

Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives.

Betterments, renewals, and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the Statements of Operations.

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s Balance Sheets. The Company does not have any finance leases.

Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated using the Company’s incremental borrowing rate applicable to the lease asset, unless the implicit rate is readily determinable. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the Company’s Balance Sheet. The Company’s leases do not contain any residual value guarantees. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components as a single lease component for all its leases.

Expion360 Inc.

Notes to Financial Statements

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. When events or circumstances indicate the carrying value of a long-lived asset may be impaired, the Company estimates the future undiscounted cash flows to be derived from the use and eventual disposition of the asset to assess whether or not a potential impairment exists. If the carrying value exceeds the estimate of future undiscounted cash flows, the impairment is calculated as the excess of the carrying value of the asset over the estimate of its fair value. Fair value is determined primarily using the estimated cash flows discounted at a rate commensurate with the risk involved. No long-lived asset impairment was recognized during the years ended December 31, 2021 and 2020.

Product Warranties

The Company sells the majority of its products to customers along with unconditional repair or replacement warranties. The Company’s branded DC mobile chargers are warranted for two years from date of sale and its branded VPR 4EVER Classic and Platinum batteries are warranted at gradually lesser levels over a twelve-year period from date of sale. The Company determines its estimated liability for warranty claims based on the Company’s experience of the amount of claims actually made. Management estimates no liability as of December 31, 2021 and 2020 because, historically, there have been very few claims and costs for repairs or replacement parts have been nominal. It is reasonably possible that the Company’s estimate of a liability for product liability claims will change in the near term.

Liability for Refunds

The Company does not have a formal return policy but does accept returns under its warranty policies. Returns have historically been minimal. However, during 2020 the Company sold discontinued products and recorded a liability for refunds. As of December 31, 2020, the liability totaled $58,000. As of December 31, 2021, all allowable discontinued product had been returned and the Company has no further refund liability. Revenue is recorded net of this amount. Any returns of discontinued product are not added back to inventory and therefore related costs are nominal and not recorded as an asset.

Revenue Recognition

The Company’s revenue is generated from the sale of products consisting primarily of batteries and accessories. The Company recognizes revenue when control of goods or services is transferred to its customers in an amount that reflects the consideration it is expected to be entitled to in exchange for those goods or services. To determine revenue recognition, the Company performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenue when (or as) the performance obligation(s) are satisfied. Revenue is recognized upon shipment or delivery to the customer, as that is when the customer obtains control of the promised goods and the Company’s performance obligation is considered satisfied. As such, accounts receivable is recorded at the time of shipment or will call, when the Company’s right to the consideration becomes unconditional and the Company determines there are no uncertainties regarding payment terms or transfer of control.

Concentration of Major Customers

Customers are considered major customers when net revenue exceeds 10% of total revenue for the period or outstanding receivable balances exceed 10% of total receivables.

During the year ended December 31, 2021, sales to one customer totaled $488,860 comprising approximately 11% of total sales. There were no accounts receivable from this customer as of December 31, 2021, however, amounts due from three other customers totaled $324,844, $229,068, and $104,405, respectively, representing approximately 85% of total accounts receivable at December 31, 2021.

During the year ended December 31, 2020, sales to four customers totaled $273,102, $250,142, $221,726, and $186,897 comprising approximately 57% of total sales. Amounts due from these customers totaled $45,004, $28,333, $48,390, and $33,906, respectively, representing approximately 69% of total accounts receivable at December 31, 2020.

Expion360 Inc.

Notes to Financial Statements

Shipping and Handling Costs

Shipping and handling fees billed to customers are classified on the Statement of Operations as “Sales, net” and totaled $25,688 and $1,513 during the years ended December 2021 and 2020, respectively. Shipping and handling costs for shipping product to customers totaled $102,653 and $54,664 during the years ended December 31, 2021 and 2020, respectively, and are classified in selling, general and administrative expense in the accompanying Statements of Operations.

Advertising and Marketing Costs

The Company expenses advertising and marketing costs as incurred. Advertising and marketing expense totaled $67,394 and $84,178 for the years ended December 31, 2021 and 2020, respectively, and is included in selling, general and administrative expense in the accompanying Statements of Operations.

Research and Development

Research and development costs are expensed as incurred. Research and development costs charged to expense amounted to $58,044 and $126,218 for the years ended December 31, 2021 and 2020, respectively, and are included in selling, general and administrative expenses in the accompanying Statements of Operations.

Income Taxes

From January 1, 2017 to October 31, 2021, the Company was not subject to federal or state income taxes since it was a limited liability company taxed as an S corporation. The Company’s taxable income or losses was allocated to its members in accordance with their respective ownership percentage. Therefore, no provision or liability for federal income taxes had been included in the accompanying financial statements. Certain states impose minimum franchise taxes on entities taxed as an S corporation, accordingly, the accompanying financial statements include provisions for state franchise tax fees.

Effective November 1, 2021, the Company converted from an LLC to a C corporation and, as a result, became subject to corporate federal and state income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of exiting assets and liabilities and their respective tax basis. Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

On March 27, 2020, the United States enacted the Coronavirus Aid, Relief and Economic Security Act (CARES Act). The Cares Act is an emergency economic stimulus package that includes spending and tax breaks to strengthen the United States economy and fund a nationwide effort to curtail the effect of COVID-19. The CARES Act provides sweeping tax changes in response to the COVID-19 pandemic, some of the more significant provisions are removal of certain limitations on utilization of net operating losses, increasing the loss carryback period for certain losses to five years, and increasing the ability to deduct interest expense, as well as amending certain provisions of the previously enacted Tax Cuts and Jobs Act. At December 31, 2021 and 2020, the Company has not recorded any income tax provision/(benefit) resulting from the CARES Act, mainly due the Company’s history of net operating losses generated.

Expion360 Inc.

Notes to Financial Statements

On December 27, 2020, the United States enacted the Consolidated Appropriations Act of 2021 (“CAA”). The CAA includes provisions extending certain CARES Act provisions and adds coronavirus relief, tax and health extenders. The Company will continue to evaluate the impact of the CAA and its impact on its financial statements in 2021 and beyond.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurement. ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value, as follows:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that are accessible at the measurement date. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets but corroborated by market data. These inputs include quoted prices for similar assets or liabilities; quoted market prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs. In determining fair value, we utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible, as well as consider counterparty credit risk in the assessment of fair value.

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable, short-term revolving loans, shareholder promissory notes, convertible notes, and long-term debt. The fair value of cash and cash equivalents, accounts receivable, accounts payable, and short-term revolving loans approximates their respective carrying values because of the short-term nature of those instruments. The fair value of the shareholder promissory notes, convertible notes, and long-term debt approximates their respective carrying values because the interest rate approximates market rates available to the Company for similar obligations with the same maturities.

Segment Reporting

We currently operate in one reportable segment and our Chief Executive Officer is the chief operating decision maker.

Basic and Diluted Net Loss Per Share

The basis net loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period. Diluted earnings or loss per share adjusts the basic earnings or loss per share for the potentially dilutive impact of securities (e.g., options and warrants).

As of December 31, 2021, the Company has outstanding warrants and options (see Note 20 – Warrants/Options) convertible into 740,431 shares of common stock. For the year ended December 31, 2021, the basic loss and diluted loss per share was $1.63. For the year ended December 31, 2020, the Company did not have any dilutive securities and the basic net loss per share of $0.36 equaled the diluted net loss per share.

We calculate basic and diluted net loss per share using the weighted average number of common shares outstanding during the periods presented. In periods of a net loss position, basic and diluted weighted average common shares are the same. For the diluted earnings per share calculation, we adjust the weighted average number of common shares outstanding to include dilutive stock options, warrants, unvested restricted stock units and shares associated with the conversion of the Convertible Senior Notes and convertible preferred stock outstanding during the periods. We use the if-converted method for calculating any potential dilutive effect of the Convertible Senior Notes and convertible preferred stock on diluted net loss per share.

The following shows the amounts used in computing net loss per share:

December 31,	2021	2020
Net loss	$(4,720,858)	$(876,480)
Weighted average common shares outstanding – basic and diluted	2,888,695	2,430,514
Basic and diluted net loss per share	$(1.63)	$(0.36)

The following table sets forth the number of shares excluded from the computation of diluted loss per share, as their inclusion would have been ant--dilutive.

December 31,	2021	2020
Stock options	30,000	—
Warrants	710,431	—
Basic and diluted net loss per share	740,430	—

New Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under ASU 2020- 06, the embedded conversion features are no longer separated from the host contract for convertible instruments with conversion features that are not required to be accounted for as derivatives under Topic 815, Derivatives and Hedging, or that do not result in substantial premiums accounted for as paid-in capital. Consequently, a convertible debt instrument will be accounted for as a single liability measured at its amortized cost, as long as no other features require bifurcation and recognition as derivatives. Similarly, equity-classified convertible preferred stock instruments will be accounted for as single units of account in equity unless the conversion feature needs to be bifurcated under Topic 815. The new guidance also made amendments to the earnings per share guidance in Topic 260, Earnings Per Share, for convertible instruments, the most significant impact of which is requiring the use of the if-converted method for diluted earnings per share calculation. Further, ASU 2020-06 made revisions to Subtopic 815-40, which provides guidance on how an entity must determine whether a contract qualifies for a scope exception from derivative accounting. ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Adoption of the standard requires using either a modified retrospective or a full retrospective approach. Effective January 1, 2021, the Company early adopted ASU 2020-06 using the modified retrospective approach. Adoption of the new standard did not have a material impact on the Company’s financial statements or disclosures.

Expion360 Inc.

Notes to Financial Statements

In January 2020, the FASB issued ASU 2020-01, Investments—Equity Securities (Topic 321), Investments—Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815. The new guidance clarifies the interaction of accounting for the transition into and out of the equity method and the accounting for measuring certain purchased options and forward contracts to acquire investments. ASU 2020-01 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. Effective January 1, 2021, the Company adopted ASU 2020-01. The adoption of this guidance did not have an impact on the Company’s financial statements or disclosures.

Accounting Guidance Issued but Not Yet Adopted

In October 2021, the FASB issued ASU 2021-08, “Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers.” ASU 2021-08 requires contract assets and contract liabilities acquired in a business combination to be recognized and measured in accordance with Topic 606, Revenue from Contracts with Customers, on the acquisition date as if the acquirer had entered into the original contract at the same date and on the same terms as the acquiree. ASU 2021-08 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for public business entities. The Company is currently evaluating the impact of this standard on our financial statements.

In May 2021, the FASB issued ASU 2021-04, “Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options (a consensus of the Emerging Issues Task Force).” ASU 2021-04 requires issuers to account for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange based on the economic substance of the modification or exchange. Under the guidance, an issuer determines the accounting for the modification or exchange based on whether the transaction was done to issue equity, to issue or modify debt, or for other reasons. ASU 2021-04 is applied prospectively and is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on our financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments. This ASU replaces the incurred loss impairment methodology in current U.S. GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information for credit loss estimates on certain types of financial instruments, including trade receivables. In addition, new disclosures are required. The ASU, as subsequently amended, is effective for the Company for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of adopting this guidance.

Yozamp Products Company, LLC

Notes to Financial Statements

3.	Property and Equipment, Net

Property and equipment consist of the following:

December 31,	2021	2020

Vehicles and transport	$298,752	$104,238
Office furniture and equipment	105,003	59,339
Leasehold improvements	59,316	2,904
Warehouse equipment	44,356	30,288
Molds	15,992	15,992

	523,419	212,761

Less: accumulated depreciation	(96,190)	(51,720)

Property and equipment, net	$427,229	$161,041

The Company recorded $61,084 and $16,572 of depreciation expense related to its property and equipment for the years ended December 31, 2021 and 2020, respectively.

4.	Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following:

December 31,	2021	2020

Commissions	$29,120	4.171
Accrued interest	26,301	39,985
Credit cards	23,933	20,312
Rebate liability	23,010	—
Deferred income and deposit (sublease)	13,690	—
Accrued salaries and payroll liabilities	12,449	21,599
Franchise tax	9,300	1,829
Other	2,815	—
Accrued expenses and other current liabilities	$140,618	$87,896

5.	Liability for Sale of Future Revenues.

On December 8, 2020 and January 26,2021, Reliant Funding, under two separate ACH Total Receipts Purchase Agreements (“Purchase Agreements”), purchased a 50% interest in the Company’s future revenues for a total aggregate purchase price of $250,000. Pursuant to the terms of the Purchase Agreements, the purchased percentage shall continue to be owned by Reliant Funding, until the Company has paid the full purchased amount of $349,750. Repayment of the purchased amount is achieved through 252 daily bank account withdrawals of $1,388 through December 15, 2021 and $694 thereafter through January 26, 2022. During the years ended December 31, 2021 and 2020, the Company repaid a total of $329,626 and $8,327, respectively, including $95,283 and $4,172, respectively, of interest at an effective annual interest rate of approximately 71%. At December 31, 2021 and 2020, the Company has a total remaining liability related to the Purchase Agreements of $11,502 and $120,844, respectively, and total remaining payments of $11,797 and $166,548 (including interest), respectively. The Purchase Agreements are secured by substantially all assets of the Company.

Expion360 Inc.

Notes to Financial Statements

6.	Line of Credit and Short-Term Revolving Loans

In August 2019, the Company entered into a Financing and Security Agreement (“FSA”) with Celtic Bank Corporation (“Celtic”). Pursuant to the FSA, Celtic provided a revolving line of credit plan under which the Company may obtain draws from Celtic. Draws were subject to a draw credit limit and amounts available for draws increased to the extent draws are repaid. The interest that each draw bore on the unpaid principal balance and the amounts and number of consecutive periodic installments was established at the time of draw. The FSA was guaranteed by the Company’s majority member/shareholder. Repayment was achieved through weekly withdrawals of principal and interest at an effective annual interest rate of approximately 41%. During the year ended December 31, 2020, the Company’s draws totaled $70,000. All draws were paid in full during the year ended December 31, 2020 and the FSA was terminated.

From January 2020 to October 2020, the Company received proceeds totaling $900,000 pursuant to four unsecured Working Capital Loan Agreements (“WC Loans”) with two different outside investors. Pursuant to the terms of the WC Loans, the Company may borrow, repay and reborrow loans within the limit established within each WC Loan.

The terms of each WC Loan are summarized below:

·	$150,000 limit - dated January 25, 2020; monthly interest-only payments at 10% annual interest, principal payment of $70,000 paid during the year ended December 31, 2020, balance of $80,000 due 12 months from date of issue and paid in full at maturity in 2021.

·	$150,000 limit - dated January 28, 2020; monthly interest-only payments at 12% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below) and was paid in full during the year ended December 31, 2021.

·	$200,000 limit – dated March 22, 2020; monthly interest-only payments at 15% annual interest; principal due 12 months from date of issue. This note was modified effective January 1, 2021 to extend the maturity date to December 31, 2021 (see below). The Company paid $50,000 towards the principal balance during the year ended December 31, 2021.

·	$400,000 limit – dated August 31, 2020; monthly interest-only payments at 10% annual interest; pursuant to the WC Loan, the maturity was to be determined by mutual agreement and was to be at least 30 days after a maturity date is agreed upon. The note was modified effective January 1, 2021 to establish a maturity date of December 31, 2021 (see below).

As of December 31, 2021, a balance of $550,000 remains outstanding under the WC Loan Agreements and in accordance with the modified terms, the Company is subject to monthly extended maturity interest of one percent on the ending outstanding monthly balance which increases one percent for each month beyond the extended maturity date.

At December 31, 2020, $830,000 was outstanding under the WC Loan Agreements. Effective January 1, 2021, as noted above, three of the working capital loan agreements, all from the same investor, were modified. The modification was to extend the maturity date on two of the notes from January 28, 2021 and March 22, 2021 to December 31, 2021, and to establish a maturity date of December 31, 2021 for the WC Loan that left the maturity date open to negotiations in the original agreement.

All fees incurred in connection with obtaining and modifying these agreements were nominal and, given the short-term maturity of one year, were expensed as incurred. There was no accounting impact to the financial statements related to the modifications.

Expion360 Inc.

Notes to Financial Statements

7.       Long-Term Debt

Long-term debt consists of the following at December 31, 2021 and December 31, 2020:

	2021	2020

Senior secured promissory notes – various investors. Monthly payments of interest only at 10% plus deferred interest of 5% accrued monthly to be paid at maturity. A minimum of one year interest is due at maturity. Matures the earlier of (a) May 15, 2023, (b) the closing of a qualified subsequent financing or (c) the closing of a change of control. The notes are senior to all other debt and are secured by substantially all assets of the Company. The notes include detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share (see Note 21 – Stockholders’ Equity (Deficit)). Debt issuance costs and discount totaling $1,287,160 at date of issuance are being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate method. We determined the expected life of the notes to be the contractual term. Interest expense related to these notes includes amortization of debt issuance costs and discount in the amount of $90,317 for the year ended December 31, 2021.	$1,600,000	$—
Note payable – bank. Payable in monthly installments of $332, including interest at 5.8% per annum, due August 2025, secured by equipment and personally guaranteed by a member/shareholder.	13,135	16,260
Note payable – credit union. Payable in monthly installments of $508, including interest at 5.45% per annum, due July 2026, secured by a vehicle and personally guaranteed by a member/shareholder.	24,259
Note payable – credit union. Payable in monthly installments of $1,131, including interest at 5.45% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member, debt and vehicle transferred to shareholder in November 2021.	—	70,380
Note payable – SBA. Economic Injury Disaster Loan payable in monthly installments of $731, including interest at 3.75% per annum, due May 2050, and personally guaranteed by a member/shareholder.	153,193	150,000
Note payable – individual. Monthly payments of interest only at 10% per annum, matured December 31, 2021 resulting in the entire principal balance recorded in current portion of long-term debt on the accompanying Balance Sheets; pursuant to the note, the past due balance is subject to 1% additional monthly interest which increases one percent for each month beyond maturity date unsecured.	100,000	—
Note payable – finance company. Payable in monthly installments of $994, including interest at 8.5% per annum, due July 2026, secured by a vehicle and personally guaranteed by a member/shareholder.	45,832	—
Note payable – finance company. Payable in monthly installments of $2,204, including interest at 11.21% per annum, due August 2026, secured by a vehicle and personally guaranteed by a member/shareholder	96,155	—
Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member/shareholder	47,445	—
Note payable – finance company. Payable in monthly installments of $834, including interest at 7.29% per annum, due October 2027, secured by a vehicle and personally guaranteed by a member/shareholder.	47,445	—
Total	$2,127,464	$265,910

Less unamortized debt issuance costs and discount	(1,196,843)	—
Less current portion	(51,135)	(17,440)
Less note payable in default	(100,000)	—

Long-term debt, net of unamortized debt discount and current portion	$779,486	$248,470

Future maturities of long-term debt are as follows:

Years ending December 31,

2022	$151,135
2023	1,654,104
2024	59,078
2025	63,229
2026	47,210
Thereafter	152,708

Total	$2,127,464

8.       Shareholder Promissory Notes

As of December 31, 2021 and 2020, the Company had an outstanding principal balance of $825,000 and $1,075,000, respectively due to shareholders (formerly LLC members) under unsecured Promissory Notes Agreements (“Notes”). The Notes require monthly interest-only payments at 10% per annum. The Notes mature at various dates from August 2023 to December 2024 as follows: August 2023 - $500,000; January 2024 - $125,000; and December 2024 - $200,000. Interest paid to the shareholders under the Notes totaled $121,908 and $77,604 during the years ended December 31, 2021 and 2020, respectively. There was no accrued interest as of December 31, 2021 related to these Notes. At December 31, 2020, included in accrued expenses and other current liabilities on the accompanying Balance Sheet is $29,902 of accrued interest on these Notes.

On May 15, 2021, the Company modified one shareholder Note in the amount of $250,000 to be a convertible note for the same amount. The shareholder also invested additional proceeds of $24,000 for a total convertible note of $274,000. The convertible note included detachable warrants to purchase 548,000 shares of the Company’s common stock. The convertible note bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and was convertible at $.50 per share. The modification resulted in a new effective annual interest rate of 9.15%. There was no accounting impact to the financial statements related to these modifications. On October 29, 2021, concurrent with the anticipated conversion from an LLC to a C corporation, the convertible note and warrants were modified under a Convertible Debenture Exercise and Waiver and Release Agreement and the shareholder agreed to convert the note and accrued interest into 236,498 shares of common stock resulting in a conversion price of $1.21 per share (see Note 10 – 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

Expion360 Inc.

Notes to Financial Statements

9.	2020 Convertible Notes

In August and October of 2020, the Company received proceeds totaling $270,000 from the issuance of four Convertible Notes (“Notes”). The Notes accrued monthly interest at 6% per annum and included two options for conversion: (1) Automatic conversion of the principal balance and accrued interest into new financing securities issued in a new financing round of at least $1 million, not including the Notes — the conversion price to equal 85% of the price per unit at which the investor in the new financing purchased their equity securities; and (2) Optional conversion in founder securities if (a) the Company gives the investor notice of its intent to prepay the Note or (b) the Company has not consummated a new financing prior to maturity. The conversion price was equal to $17 million divided by the number of founder securities outstanding at the date of the Notes (100,000 LLC units), or $170 per unit. The Notes were to mature three years from date of issue. The outstanding balance at December 31, 2020 was $273,157, including accrued interest of $3,157, which was recognized as interest expense during 2020.

Under the first conversion option, the conversion was contingent upon a future event, and therefore the difference between the conversion price and the fair value of the equity units on the commitment date (transaction date) was not recognized. Under the second option, the conversion price of $170 exceeded the fair value of the Company’s units of $85 at date of issue and therefore no beneficial conversion feature was recorded.

In late 2020, all convertible debt holders were offered the opportunity for early conversion of their convertible notes into Class B LLC member units effective January 1, 2021. Three of the four convertible note holders converted notes with a principal balance of $170,000 and accrued interest of $3,157 into 2,338 Class B member units (the equivalent of 59,515 shares of common stock) at per unit conversion prices ranging from $67 - $76 (per share prices ranging from $2.66 - $3.00). In accordance with FASB ASC 470-20, Debt with Conversion and Other Options, the fair value of the additional units issued under the induced conversion over the value of the number of units issuable under the original terms of the convertible note agreements is recognized as debt conversion expense. Accordingly, upon early conversion on January 1, 2021, the Company recognized $112,133 of debt conversion expense with a corresponding entry to equity of $285,290 consisting of the $173,157 of principal and accrued interest converted and the excess fair value of $112,133.

The fourth convertible note holder opted out of the early conversion and instead, the original note was modified into a term loan effective January 1, 2021. The modification included the elimination of the conversion feature, an increase in the interest rate from the original 6% per annum to 10% per annum, to be paid monthly instead of accrued, and an earlier maturity date of December 31, 2021. The modification resulted in a new effective annual interest rate of 9.58%, and a revised one-year maturity on December 31, 2021 (see Note 6 – Line of Credit and Short-Term Revolving Loans). There was no accounting impact to the financial statements related to this modification.

10.	2021 Convertible Notes/Extinguishment Loss on Debt Settlement

From May to September 2021, the Company received gross proceeds of $2,929,000 from the issuance of unsecured convertible notes (the “Notes”), of which $44,000 was received from existing Shareholders (Members). Additionally, a shareholder/member converted a promissory note to a convertible note identical in terms discussed below (see Note 8 – Shareholder Promissory Notes).

At the option of the Note holders and after the completion of a merger with a Special Purpose Acquisition Company (“SPAC”) or an Initial Public Offering (“IPO”), the holder could convert all or a part of the outstanding principal and accrued interest into shares of common stock of the merged or public company. The Notes included detachable warrants (“Warrants”) to purchase 3,862,000 shares of the merged or public company. The Notes bore interest at a rate of 10% per annum, had an initial maturity of two years from date of issue, and were convertible at per-share prices ranging from $0.50 to $2.50. Effective January 1, 2021, the Company early adopted ASU 2020-06, and accordingly, no beneficial conversion features were recognized. The Notes were accounted for in accordance with ASC 470-20, Debt with Conversion and Other Options (“ASC 470-20”) and ASC 815-40, Contracts in Entity’s Own Equity (“ASC 815-40”). Under ASC 815-40, to qualify for equity classification (or nonbifurcation, if embedded) the instrument (or embedded feature) must be both (1) indexed to the issuer’s stock and (2) meet the requirements of the equity classification guidance. Based upon the Company’s analysis, it was determined the Notes do contain embedded features indexed to its own stock, but do not meet the requirements for bifurcation and recognition as derivatives, and therefore do not need to be separately recognized. Accordingly, the proceeds received from the issuance of the Notes were recorded as a single liability measured at amortized cost on the consolidated Balance Sheet. The Company incurred $148,000 of debt issuance costs relating to the issuance of the Notes, which were recorded as a reduction to the Notes on the Balance Sheet. The debt issuance costs were being amortized and recognized as additional interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate. Amortization of debt discount totaled $27,271 through the effective date of the conversion from LLC to a C corporation (see Note 16 – Conversion to C Corporation). Since the Warrants were not exercisable until a merger with a SPAC or an IPO, there was no impact on the financial statements at date of grant.

On October 29, 2021, in anticipation of conversion from LLC to a C corporation, the Notes and Warrants were modified under Convertible Debenture Exercise and Waiver and Release Agreements with the individual creditors. The Note holders agreed to settle the debt for an aggregate 1,527,647 shares of common stock with a fair value of $5,545,359 ($3.63 per share). Since this transaction involved contemporaneous issuance of shares of common stock by the Company to the Note holders, we evaluated the transaction for modification and extinguishment accounting and determined that the debt was extinguished as a result of the issuance of shares that do not represent the exercise of a conversion right contained in the original terms of the Notes at issuance.

The settlement of the debt resulted in a recognized loss of $2,262,658 recorded as extinguishment loss on debt settlement on the accompanying Statements of Operations, calculated as the excess of the fair value of shares issued over the carrying amount of the debt. In addition, the fair value of warrants of $407,700 issued in exchange for services related to the extinguished debt (see Note 21 – Stockholders’ Equity (Deficit)) and the unamortized portion of debt discount remaining at date of settlement of $120,729 were also recorded as extinguishment loss on debt settlement for an aggregate loss of $2,791,087 on the accompanying Statements of Operations.

11. PPP Grant Income

On April 13, 2020, the Company received proceeds of $70,000 under the Paycheck Protection Program (“PPP”) provision of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP provided funding to small businesses through the federally guaranteed loans administered through Section 7(a) of the Small Business Act. The Company also received proceeds of $10,000 under the COVID-19 Economic Injury Disaster Loans (EIDL) program. During 2020 the Company incurred sufficient payroll costs and retained sufficient levels of employment and employee pay to obtain forgiveness. The proceeds were recorded as grant income in 2020.

12.	Trust Agreement for Designated Beneficiaries

In March 2020, the LLC members established a Trust for the granting of membership interests to three individuals. At the time of grant, the existing LLC members (“Settlors’) transferred 8% of the ownership and membership interests (8,000 membership units, equivalent to 192,234 shares of common stock) of the Company to a Trust for the purpose of holding the vested interests for the three beneficiaries. The Settlors continued to hold title to the membership interests conveyed to the Trust until the Company operating agreement was restated, and the Settlors continued to receive their pro rata distribution of profits and losses from the interests until that occurred. At the date of issuance, the fair value of the membership interests issued was determined to be nominal and no expense was recorded in connection with the grants. The operating agreement was amended and restated effective January 1, 2021 and the units/shares were allocated from the Trust to the grantees.

Expion360 Inc.

Notes to Financial Statements

13.	Commitments and Contingencies

Operating Leases

The Company leases its warehouses and office space under long-term lease arrangements. None of its leases include characteristics specified in ASC 842, Leases, that require classification as financing leases, and accordingly, these leases are accounted for as operating leases. The Company does not recognize a right-of-use asset and lease liability for short term leases, which have terms of 12 months or less. For longer-term lease arrangements that are recognized on the Company’s Balance Sheet, the right-of-use asset and lease liability are initially measured at the commencement date based upon the present values of the lease payments due under the leases.

The implicit interest rates of the Company’s lease arrangements are generally not readily determinable and as such, the Company applies an incremental borrowing rate, which is established based upon the information available at the lease commencement date, to determine the present value of lease payments due under the arrangement. Under ASC 842, the incremental borrowing rate (IBR) for leases must be (1) a rate of interest over a similar term, and (2) for an amount that is equal to the lease payments. The Company uses both the Federal Reserve Economic Data (FRED) U.S. corporate debt effective yield and the U.S. Treasury rates adjusted for credit spread as the primary data points for purposes of determining the IBR.

During the years ended December 31, 2021 and 2020, the Company entered into two long-term, non-cancelable operating lease agreements for office and warehouse space resulting in the Company recognizing an additional lease liability totaling of $1,268,089 and $136,388, respectively, representing the present value of the lease payments discounted using effective interest rates of 7.47% and 11.2%, respectively, and a corresponding right-of-use assets of $1,268,089 and $136,388, respectively. The lease entered into in 2021 expires in January 2028 and contains one three-year option to renew. The lease entered into in 2020 expires in January 2023. The leases generally provide for annual increases based on a fixed amount and generally require the Company to pay real estate taxes, insurance, and repairs. Both leases are guaranteed by the majority shareholder.

In July 2020, an existing lease was modified to extend the expiration date from February 2023 to February 2025. The lease modification resulted in a new lease liability of $116,476, which represents the present value of the remaining lease payments of $157,886 discounted using an effective interest rate of 13.4%, and a corresponding right-of-use asset of $116,476. Accordingly, the balance of the original lease liability and right-of-use asset were adjusted as of the modification date to reflect the modified lease liability and right-of-use asset amounts.

Expion360 Inc.

Notes to Financial Statements

The following is a summary of total lease costs:
December 31,	2021	2020
Operating lease cost	$304,082	$81,066
Short-term lease costs	4,846	19,535
Variable lease costs	—	—
Sublease income	(75,061)	—
	$233,867	$100,601

The weighted-average remaining lease term is 5.64 years and 3.14 years as of December 31, 2021 and 2020, respectively. The weighted average discount rate is 8.02% and 12.37%, as of December 31, 2021 and 2020, respectively. Operating cash flows from the operating leases totaled $177,688 and $53,582 for 2021 and 2020, respectively.

The total lease liability as of December 31, 2021 and 2020 was $1,311,649 and $221,248, respectively.

The following is a maturity analysis of the annual undiscounted cash flows of the operating lease liabilities as of December 31, 2021:

Total

2022	$315,547
2023	272,571
2024	269,408
2025	247,853
2026	249,396
Thereafter	278,336

Total future minimum lease payments	$1,633,111

Less imputed interest	(321,462)

Total	$1,311,649

Current lease liability	$218,788

Noncurrent lease liability	1,092,861

Total	$1,311,649

Subleases

Effective March 1, 2021 and July 1, 2021, the Company entered into subleases for suites under two of its existing operating leases with similar terms as the Company’s lease agreements. Because the Company is not relieved of its primary obligations under the original lease, the Company accounts for the subleases as a lessor. Sublease rental income is recorded based on the contractual rental payments which are not substantially different from recognition on a straight-line basis over the lease term and totaled $75,061 during the year ended December 31, 2021. As of December 31, 2021, deferred income totaling $10,192, representing January 2022 sublease rental income, and a lease deposit of $3,498 is aggregated and included in accrued expenses and other current liabilities on the accompanying Balance Sheets.

The total future minimum sublease payments as of December 31, 2021:

Total

2022	$97,239
2023	43,284
2024	36,242
2025	6,070

Total future minimum lease payments	$182,835

Litigation

The Company may be involved from time to time in litigation or claims arising in the ordinary course of its business. While the ultimate liability, if any, arising from these claims cannot be determined with certainty, the Company believes that the resolution of any such matters will not likely have a material adverse effect on the Company’s financial statements.

Expion360 Inc.

Notes to Financial Statements

14.	401(k) Plan

During 2021, the Company adopted a 401(k) Plan (“Plan”) for the benefit of its employees. Employees may contribute to the Plan within defined limits as defined by the Internal Revenue Service. Substantially all employees are eligible to participate. The Company has the option to make profit sharing contributions at its discretion. No profit sharing contributions have been made.

15.	Issuance of Shares/Membership Units

On January 1, 2021, the Company issued 2,338 Class B member units (equivalent to 59,515 shares of common stock) upon the conversion of convertible notes and accrued interest totaling $173,157 (see Note 9 – 2020 Convertible Notes).

On January 1, 2021, the Company issued 262 Class B membership units (equivalent to 6,667 shares of common stock) in exchange for building signage valued at $20,000.

In March and April of 2021, the Company sold 6,157 Class B membership units (equivalent to 156,768 shares of common stock) to three new members for gross proceeds of $522,000.

In November 2021, the Company issued 30,000 shares of common stock in exchange for services. The Company recognized an expense of $108,900 with a corresponding increase to paid-in capital. The per-share fair value of $3.63 was based on the per-share price of stock sale transactions around the date of issuance.

16.	Conversion to a C Corporation

Effective November 1, 2021, the Company converted from an LLC to a C corporation under the State of Nevada statutes in anticipation of an upcoming initial public offering and changed its name to Expion360 Inc. The membership units of the existing LLC members and all existing convertible note holders (see Note 10 - 2021 Convertible Notes/Extinguishment Loss on Debt Settlement) converted into an aggregate of 4,181,111 shares of common stock. Additionally, investors purchased 88,889 shares of common stock for total proceeds of $316,400 and 30,000 shares of common stock were issued in exchange for legal services. The 30,000 shares issued in exchange for legal services were valued at $108,900 at date of grant based on the per share price of $3.63 paid for shares issued at the time of the conversion to a C corporation. The Company’s issued and outstanding shares of common stock totaled 4,300,000 upon conversion to a C corporation and as of December 31, 2021.

17.	Interest Expense

During the year ended December 31, 2021, interest expense of $554,044, as shown on the accompanying Statements of Operations includes interest expense related to amortization of debt discount totaling $117,587 (See Note 7 – Long-Term Debt and Note 10 -2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

18.	Income Taxes

In anticipation of an initial public offering, the Company converted from a limited liability company to a C corporation, a taxable entity, effective November 1, 2021.

For 2020 through October 31, 2021, the Company has been treated as an S corporation for federal and state income tax purposes, such that the Company’s taxable income is reported by members in their respective tax returns.

The Company was only subject to state franchise taxes and fees. For the years ended December 31, 2021 and 2020, the Company incurred a provision for state franchise taxes of $9,300 and $1,979, respectively.

The federal and state income tax provision is summarized as follows:

Year Ended December 31,	2021	2020
Current
Federal	—	$—
State franchise fees	9,300	1,979
	$9,300	$1,979

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows for the two months ended December 31, 2021:

Deferred tax assets:	Total
Net operating losses	$151,797
Stock based compensation	150,524
Other	17,927
Subtotal	320,248
Valuation allowance	(297,815)
Deferred tax liabilities:
Depreciation	(22,433)
Net deferred tax asset

Expion360 Inc.

Notes to Financial Statements

For financial reporting purposes, the Company incurred losses for the two months ended December 31, 2021 and for each period since inception. Accordingly, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2021, the Company had approximately $579,000 of federal and state net operating losses.

A reconciliation between the amount of income tax benefit determined by applying the U.S statutory income tax rate to pre-tax loss is as follows:

Total
Income tax provision at federal statutory rate	$(746,778)
State taxes	(59,202)
Stock based compensation	491,727
Other	16,438
Valuation allowance	(297,815)
Net deferred tax asset	—

Tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The aggregate changes in the balance of gross unrecognized tax benefits, which excludes penalties and interest, for the year ended December 31, 2021 is zero.

The Company is subject to taxation in the United States and Oregon. There are no ongoing examinations by taxing authorities at this time. The Company’s various tax years 2017 through 2021 remain open for examination by various taxing jurisdictions.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2021, the Company has not accrued any penalties or interest related to uncertain tax positions.

19.	Related Party Transactions

During the years ended December 31, 2021 and 2020, related party transactions consisted of Shareholder Promissory Notes, one of which was modified in May 2021 to be a convertible note with warrants. During the year ended December 31, 2021, the Company also received proceeds totaling $44,000 for the issuance of convertible notes from existing LLC members. The notes included warrants to purchase common stock. The notes and warrants were subsequently modified (see Note 8 – Shareholder Promissory Notes and Note 10 – 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

20.	Stock Option Plans

2021 Employee Stock Option Plan

The purpose of the Company’s 2021 Employee Stock Option Plan is to assist eligible employees of the Company in acquiring a stock ownership in the Company and to help such employees provide for their future security and to encourage them to remain in the employment of the Company. The plan consists of a Section 423 Component and Non-Section 423 Component. The Section 423 Component is intended to qualify as an employee stock purchase plan and also authorizes the grant of options. Options granted under the Non-Section 423 Component shall be granted pursuant to separate offerings containing sub-plans. The Company may make one or more offerings under the plan. The duration and timing of each offering period may be established or changed by the board, but in no event may an offering period exceed 27 months and in no event may the purchase period for the option exceed the duration of the offering period under which it is established. On each exercise date for an offering period, each participant shall automatically be deemed to have exercised the option to purchase the largest number of whole shares which can be purchased under the offering. Option awards are generally granted with an exercise price equal to 85% of the lesser of the fair market value of a share on (a) the applicable grant date and (b) the applicable exercise date, or such other price as designated by the administrator, provided that in no event shall the option price be less that the per share par value price. The maximum number of shares granted under the plan shall not exceed 2,500,000 shares. No awards have been granted to date under the plan.

2021 Incentive Award Plan

The purpose of the Company’s 2021 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Various stock-based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise price shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years. No awards have been granted to date under the plan.

Expion360 Inc.

Notes to Financial Statements

21.	Stockholders’ Equity (Deficit)

The Company is authorized to issue an aggregate of 220,000,000 shares of capital stock, par value $0.001 per share, consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2021, 4,300,000 shares of common stock were issued and outstanding and as of December 31, 2020, 100,000 membership units, the equivalent to 2,430,514 shares of common stock, were issued and outstanding. No shares of preferred stock have been issued as of December 31, 2021 or 2020.

A holder of common stock is entitled to one vote for each share of common stock. The holders of common stock have no conversion, redemption or preemptive rights and shall be entitled to receive dividends when, as, and if declared by the board of directors. Upon dissolution, liquidation, or winding up of the Company, after payment or provision for payment of debts and other liabilities of the Company, subject to the rights, if any, of the holders of any class or series stock having a preference over the right to participate with common stock with respect to the distribution of assets of the Company upon such dissolution, liquidation, or winding up of the Company, the holders of common stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of common stock held.

Since no shares of preferred stock have been issued, no rights and privileges of preferred stockholders have been defined.

In November 2021, the Company received gross proceeds of $1,600,000 ($1,385,000, net of issuance costs of $215,000), for the issuance of senior secured promissory notes (see Note 7 – Long-Term Debt). The notes include detachable warrants to purchase 482,268 shares of common stock at an exercise price of $3.32 per share. The warrants are exercisable for a period of 10 years from date of grant. Of the total gross proceeds received of $1,600,000, $809,806 was allocated to the warrants and $790,194 to the notes, based on their relative fair values. The relative fair value of the warrants of $809,806 at the time of issuance was recorded as additional paid-in capital with a corresponding debt discount reducing the carrying value of the notes.

Additionally, the Company issued 77,163 warrants to purchase shares of common stock to underwriters in connection with obtaining the notes. The warrants are exercisable at $3.32 per share for a period of 10 years from date of grant. The fair value of the warrants of $262,354 was recorded as additional paid-in capital and reduced the carrying value of the notes. The total discount on the notes of $1,287,160, including cash paid for fees of $215,000, is being amortized to interest expense over the term of the notes using the straight-line method because it is not substantially different from the effective interest rate method. As of December 31, 2021, $90,317 was amortized to expense and the unamortized discount on the notes is $1,196,843. The fair value of the warrants was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 110.8%, risk-free interest rate of 1.63% and expected life based on contractual life of 10 years.

The Company also issued warrants to purchase 151,000 shares of common stock in in exchange for prior services related to the extinguished 2021 convertible notes. The warrants are exercisable at $2.90 per share for a period of 3 years from date of grant. The fair value of the warrants of $407,700 was recorded as additional paid-in-capital and expensed to extinguishment loss on debt settlement (see Note 10 - 2021 Convertible Notes/Extinguishment Loss on Debt Settlement).

In November 2021, the Company issued 30,000 options for the purchase of common stock in exchange for legal services. The options issued were not issued under the Company’s stock option plans (see Note 20 – Stock Option Plans). The options are exercisable at $3.32 per share for a period of 3 years from date of grant. The fair value of the options of $79,200 was recorded as additional paid-in capital with a corresponding charge to legal expense.

The fair value of the warrants and options was determined at date of issuance using the Black-Scholes option-pricing model and the following assumptions: per share price of common stock on date of grant of $3.63, expected dividend yield of 0%, expected volatility of 122.7%, risk-free interest rate of 0.71% and expected life based on contractual life of 3 years.

As of December 31,2021, total of 710,431 warrants and 30,000 options were outstanding, all of which are exercisable at any time at the option of the holder. Of the warrants, a total of 559,431 warrants are exercisable at $3.32 per share and have a remaining life of approximately 9.92 years and 151,000 are exercisable at $2.90 per share and have a remaining life of approximately 2.83 years. The 30,000 options have an exercise price of $3.32 per share and a remaining life of approximately 2.83 years.

Common Stock Reserved for Future Issuance

As of December 31, 2021, approximately 740,431 shares of common stock were issuable upon conversion or exercise of rights granted under warrant and stock option agreements as follows:

Exercise of warrants	710,431
Exercise of stock options	30,000
Total shares of common stock reserved for future issuances	740,431

Expion360 Inc.

Notes to Financial Statements

22.	Subsequent Events

The date to which events occurring after December 31, 2021, the date of the most recent Balance Sheets, have been evaluated for possible adjustment to the financial statements or disclosures is March 3, 2022, which is the date the financial statements were issued.

Significant events occurring subsequent to December 31, 2021 consist of the following:

In October and November 2021, the Company entered into two new long-term, non-cancelable operating lease agreements for office and warehouse space effective January 1, 2022 and February 1, 2022. One lease expires in January 2029 and contains one three-year option to renew. The lease requires monthly payments of $31,425 and provides for annual increases based on a fixed percentage amount. The second lease expires in January 2027 and contains one five-year option to renew. The lease requires monthly payments of $4,853 and provides for annual CPI increases. Both leases require the Company to pay real estate taxes, insurance, and repairs. The Company is currently assessing the lease liability and right-of-use asset to be recognized on the commencement date for accounting purposes.

Effective January 1, 2022, the Company entered into a one-month sublease agreement for the second lease noted above.:

Yozamp Products Company, LLC

Notes to Financial Statements

2021 Incentive Award Plan

The purpose of the Company’s 2121 Incentive Award Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company be providing these individuals with equity ownership opportunities. Various stock- based awards may be granted under the plan to eligible employees, consultants, and non-employee directors. The number of shares issued under the plan is subject to limits and is adjusted annually. No more than 1,000,000 shares may be issued pursuant to the exercise of incentive stock options. The number of shares granted, the exercise price, and the terms will be determined at date of grant, however, the exercise prices shall not be less than 100% of the fair value on the grant date (110% for options granted to greater than 10% shareholders) and the term shall not exceed ten years. No awards have been granted to date under the plan.

Other

In November 2021, the Company issued 30,000 options independently of any of the above described plans. The Company is currently assessing the fair value of the options and the impact, if any, on the financial statements.

Through and including April 29, 2022 (the 25th day after the date of this offering), all dealers effecting transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

2,145,000 Shares of Common Stock

EXPION360 INC.

Prospectus

Joint Bookrunners

Paulson Investment Company LLC	Alexander Capital, LP

The date of this prospectus is March 31, 2022

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EXPION360 INC.

PROSPECTUS

559,431 Shares of Common Stock

This prospectus relates to the offer for sale of up to an aggregate of 559,431 shares of common stock, par value $0.001 per share, of Expion360 Inc., a Nevada corporation, by the selling stockholders identified herein (referred to collectively herein as the “selling stockholders,” or, individually, as a “selling stockholder”). The shares are all issuable upon exercise of the warrants granted to the selling stockholders. The exercise price of the warrants is $3.32 per share, and they expire in November 2031.

We are not selling securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. We may receive up to approximately $1,601,130 aggregate gross proceeds in the event the warrants are exercised and full cash is paid.

After exercise of the warrants, the selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. Each selling stockholder may be considered “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, under applicable Securities and Exchange Commission (“SEC”) rules, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary – Implications of Being an Emerging Growth Company.”

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2022

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THE OFFERING

Shares of common stock offered by Selling Stockholders	559,431 shares of common stock issuable upon exercise of stock purchase warrants held by the selling stockholders

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders

Proposed Nasdaq Ticker Symbols	Our common stock has been approved for listing on the Nasdaq Capital Market under the symbol “XPON”.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 6, together with all of the other information set forth in this prospectus, before deciding to invest in the securities offered by this prospectus.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common stock by the selling stockholders named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling stockholders.

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SELLING STOCKHOLDERS

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SELLING STOCKHOLDERS

An aggregate of up to 482,268 shares of common stock may be offered by certain selling stockholders. The following table sets forth certain information with respect to each selling stockholder for whom we are registering shares for resale to the public. No material relationships exist between any of the selling stockholders and us nor have any such material relationships existed within the past three years.

			Shares Of Common Stock Beneficially Owned After Completion Of The Offering(2)
Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned Before this Offering(1)	Number of Shares of Common Stock Offered Hereby	Percent of Common Stock Beneficially Owned Following Offering	Percent of Common Stock Beneficially Owned Following Offering
Donald A. Foss Revocable Living Trust dated January 1981(3)	301,418	301,418	—		*
Victor Henry David Trione c/o Neoteric, LLC	30,142	30,142	—		*
Seven Hills Healthcare Advisors LLC Defined Benefit Pension Plan	30,142	30,142	—		*
Eaglevision Ventures, Inc.	28,936	28,936	__		*
John Neary	28,936	28,936	__		*
Park Family Trust Est. Aug 29, 2012(4)	22,606	22,606	—		*
Cheryl Krane	19,291	19,291
Rowland W. Day II and Jaimie D. Day Family Trust U/D/T April 13, 1990	15,071	15,071	—		*
Istvan Elek	15,071	15,071	—		*
SMEA2Z LLC	15,071	15,071	—		*
Dr. SK Rao	15,071	15,071	—		*
Garry Mauro	15,071	15,071	—		*
Ron G. Olthuis	7,535	7,535	—		*
Alessandro Parravicini	7,535	7,535	—		*
Kökény László	7,535	7,535	—		*

* Less than 1%

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Except as noted in any footnotes below, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(1)	The number of shares of common stock owned prior to the offering in this column assumes the successful completion of our initial public offering, and assumes that each selling stockholder purchases the shares available for purchase pursuant to their Warrants.

(2)	Assumes the sale of all shares offered pursuant to this prospectus. Applicable percentages based on 4,300,000 shares of common stock outstanding as of this prospectus.

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PLAN OF DISTRIBUTION

 The selling stockholders, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. Subject to those same restrictions, the selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Subject to those same restrictions, the selling stockholders may also (i) sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities and (ii) enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). No underwriter of our initial public offering is entitled to receive any reimbursement for expenses in connection with the sale of shares by a selling stockholder.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 relating to the securities being offered through this prospectus. As permitted by the rules and regulations of the SEC, the prospectus does not contain all the information described in the registration statement. For further information about us and our securities, you should read our registration statement, including the exhibits and schedules. In addition, we will be subject to the requirements of the Securities Exchange Act of 1934, as amended, following the offering and thus will file reports, proxy statements and other information with the SEC. These SEC filings and the registration statement are available to you over the Internet at the SEC’s website at http://www.sec.gov/. You may also read and copy any document we file with the SEC at the SEC’s public reference room in at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Statements contained in this prospectus as to the contents of any agreement or other document are not necessarily complete and, in each instance, you should review the agreement or document which has been filed as an exhibit to the registration statement.